EXHIBIT 10.1





                                                                  EXECUTION COPY





================================================================================


                            STOCK PURCHASE AGREEMENT


                                  by and among


                                  RINGIER A.G.
              a corporation organized under the laws of Switzerland

                                    as Seller

                         KRUEGER ACQUISITION CORPORATION
                             a Delaware corporation

                                 as the Company

                                       and

                             WORLD COLOR PRESS, INC.
                             a Delaware corporation

                                    as Buyer




                             Dated:  April 24, 1996



================================================================================

                                TABLE OF CONTENTS
                                -----------------

                                                                            Page
                                                                            ----

                 ARTICLE I -- DEFINITIONS . . . . . . . . . . . . . . . . .    1

                 1.1       Defined Terms.   . . . . . . . . . . . . . . . .    1
                 1.2       Other Defined Terms  . . . . . . . . . . . . . .    7

                 ARTICLE II -- PURCHASE AND SALE OF THE SHARES  . . . . . .    9

                 2.1       Closing  . . . . . . . . . . . . . . . . . . . .    9
                 2.2       Transfer of the Shares . . . . . . . . . . . . .    9
                 2.3       Consideration for the Shares . . . . . . . . . .    9
                 2.4       Deliveries at Closing  . . . . . . . . . . . . .    9

                 ARTICLE III -- REPRESENTATIONS AND WARRANTIES
                 OF SELLER  . . . . . . . . . . . . . . . . . . . . . . . .   10

                 3.1       Ownership of the Shares  . . . . . . . . . . . .   10
                 3.2       Organization and Authorization of
                           Seller . . . . . . . . . . . . . . . . . . . . .   10
                 3.3       Organization and Capitalization of
                           the Company  . . . . . . . . . . . . . . . . . .   11
                 3.4       Authorization  . . . . . . . . . . . . . . . . .   11
                 3.5       Subsidiaries . . . . . . . . . . . . . . . . . .   12
                 3.6       Absence of Certain Changes or
                           Events . . . . . . . . . . . . . . . . . . . . .   13
                 3.7       Title to Assets; Absence of Liens
                           and Encumbrances, Leases.  . . . . . . . . . . .   15
                 3.8       Contracts and Commitments  . . . . . . . . . . .   17
                 3.9       Permits  . . . . . . . . . . . . . . . . . . . .   20
                 3.10      No Conflict or Violation . . . . . . . . . . . .   20
                 3.11      Consents and Approvals . . . . . . . . . . . . .   20
                 3.12      Financial Statements, etc  . . . . . . . . . . .   21
                 3.13      Undisclosed Liabilities  . . . . . . . . . . . .   21
                 3.14      Corporate Records  . . . . . . . . . . . . . . .   21
                 3.15      Litigation . . . . . . . . . . . . . . . . . . .   21
                 3.16      Labor Matters  . . . . . . . . . . . . . . . . .   22
                 3.17      Compliance with Law  . . . . . . . . . . . . . .   22
                 3.18      No Brokers . . . . . . . . . . . . . . . . . . .   22
                 3.19      Proprietary Rights . . . . . . . . . . . . . . .   23
                 3.20      Employee Plans . . . . . . . . . . . . . . . . .   23
                 3.21      Transactions with Certain Persons  . . . . . . .   28
                 3.22      Tax Matters  . . . . . . . . . . . . . . . . . .   28
                 3.23      Insurance  . . . . . . . . . . . . . . . . . . .   30
                 3.24      Purchase Commitments and Outstanding
                           Bids . . . . . . . . . . . . . . . . . . . . . .   30
                 3.25      Customers and Suppliers  . . . . . . . . . . . .   31
                 3.26      Compliance with Environmental Laws . . . . . . .   31
                 3.27      Banking Relationships  . . . . . . . . . . . . .   32

                 3.28      No Other Agreements to Sell the
                           Assets or Stock of the Company . . . . . . . . .   33

                 ARTICLE IV -- REPRESENTATIONS AND WARRANTIES
                 OF BUYER . . . . . . . . . . . . . . . . . . . . . . . . .   33

                 4.1       Organization . . . . . . . . . . . . . . . . . .   33
                 4.2       Authorization  . . . . . . . . . . . . . . . . .   33
                 4.3       Consents and Approvals . . . . . . . . . . . . .   33
                 4.4       No Brokers . . . . . . . . . . . . . . . . . . .   33
                 4.5       No Conflict or Violation . . . . . . . . . . . .   33
                 4.6       Litigation . . . . . . . . . . . . . . . . . . .   33
                 4.7       Investment Representation  . . . . . . . . . . .   34
                 4.8       Securities and Exchange Commission
                           Documents  . . . . . . . . . . . . . . . . . . .   34

                 ARTICLE V -- COVENANTS OF SELLER, BUYER AND
                 THE COMPANY  . . . . . . . . . . . . . . . . . . . . . . .   34

                 5.1       Maintenance of Business Prior to
                           Closing  . . . . . . . . . . . . . . . . . . . .   34
                 5.2       Investigation by Buyer . . . . . . . . . . . . .   38
                 5.3       Environmental Investigation  . . . . . . . . . .   38
                 5.4       Consents and Best Efforts  . . . . . . . . . . .   39
                 5.5       Financial Statements, etc  . . . . . . . . . . .   39
                 5.6       Notification of Certain Matters  . . . . . . . .   39
                 5.7       No Solicitation; Notification  . . . . . . . . .   40
                 5.8       Delivery of Funds for Contribution . . . . . . .   40
                 5.9       Performance Bonds, etc.  . . . . . . . . . . . .   40
                 5.10      Corporate Name . . . . . . . . . . . . . . . . .   41
                 5.11      Tax Elections  . . . . . . . . . . . . . . . . .   41
                 5.12      Payments under Nytko Employment
                           Agreement  . . . . . . . . . . . . . . . . . . .   41
                 5.13      Accountants' Opinions and Consents . . . . . . .   41

                 ARTICLE VI -- CONDITIONS TO SELLER'S AND THE
                 COMPANY'S OBLIGATIONS  . . . . . . . . . . . . . . . . . .   41
                 6.1       Representations, Warranties and
                           Covenants  . . . . . . . . . . . . . . . . . . .   41
                 6.2       No Proceedings or Litigation . . . . . . . . . .   42
                 6.3       Opinion of Counsel . . . . . . . . . . . . . . .   42
                 6.4       Closing Deliveries . . . . . . . . . . . . . . .   42
                 6.5       Consents . . . . . . . . . . . . . . . . . . . .   43
                 6.6       HSR Act  . . . . . . . . . . . . . . . . . . . .   43
                 6.7       Delivery of Funds for Contribution . . . . . . .   43

                 ARTICLE VII -- CONDITIONS TO BUYER'S
                 OBLIGATIONS  . . . . . . . . . . . . . . . . . . . . . . .   43

                 7.1       Representations, Warranties and
                           Covenants  . . . . . . . . . . . . . . . . . . .   43
                 7.2       Consents . . . . . . . . . . . . . . . . . . . .   43
                 7.3       No Proceedings or Litigation . . . . . . . . . .   43

                 7.4       Opinions of Counsel  . . . . . . . . . . . . . .   44
                 7.5       Closing Deliveries . . . . . . . . . . . . . . .   44
                 7.6       Material Changes . . . . . . . . . . . . . . . .   44
                 7.7       Financing  . . . . . . . . . . . . . . . . . . .   45
                 7.8       HSR Act  . . . . . . . . . . . . . . . . . . . .   45
                 7.9       Lender Releases  . . . . . . . . . . . . . . . .   46
                 7.10      Escrow Agreement . . . . . . . . . . . . . . . .   46
                 7.11      Resignations . . . . . . . . . . . . . . . . . .   46
                 7.12      Agreement Not to Compete . . . . . . . . . . . .   46

                 ARTICLE VIII -- ACTIONS BY SELLER AND BUYER
                 AFTER THE CLOSING  . . . . . . . . . . . . . . . . . . . .   46

                 8.1       Books and Records  . . . . . . . . . . . . . . .   46
                 8.2       Survival of Representations, etc . . . . . . . .   46
                 8.3       Further Assurances . . . . . . . . . . . . . . .   46
                 8.4       Litigation Support . . . . . . . . . . . . . . .   47

                 ARTICLE IX -- INDEMNIFICATION  . . . . . . . . . . . . . .   47

                 9.1       General Indemnification  . . . . . . . . . . . .   47
                 9.2       Limitations on Indemnity . . . . . . . . . . . .   54
                 9.3       Tax Indemnification  . . . . . . . . . . . . . .   57

                 ARTICLE X -- MISCELLANEOUS . . . . . . . . . . . . . . . .   58

                 10.1      Termination  . . . . . . . . . . . . . . . . . .   58
                 10.2      Assignment . . . . . . . . . . . . . . . . . . .   59
                 10.3      Notices; Transfer of Funds . . . . . . . . . . .   59
                 10.4      Choice of Law  . . . . . . . . . . . . . . . . .   61
                 10.5      Entire Agreement; Amendments and
                           Waivers  . . . . . . . . . . . . . . . . . . . .   61
                 10.6      Multiple Counterparts  . . . . . . . . . . . . .   61
                 10.7      Invalidity . . . . . . . . . . . . . . . . . . .   61
                 10.8      Titles . . . . . . . . . . . . . . . . . . . . .   62
                 10.9      Publicity  . . . . . . . . . . . . . . . . . . .   62
                 10.10     Confidential Information . . . . . . . . . . . .   62
                 10.11     Fees and Expenses  . . . . . . . . . . . . . . .   62
                 10.12     Cumulative Remedies. . . . . . . . . . . . . . .   63
                 10.13     Representation of Counsel; Mutual
                           Negotiation  . . . . . . . . . . . . . . . . . .   63
                 10.14     Interpretive Provisions. . . . . . . . . . . . .   63

                                    EXHIBITS

                                                                         Exhibit
                                                                         -------


Form of Escrow Agreement  . . . . . . . . . . . . . . . . . . . . . .   A

Form of Opinion of Latham & Watkins . . . . . . . . . . . . . . . . .   B

Form of Opinion of Fried, Frank, Harris, Shriver & Jacobson.  . . . .   C

Form of Opinion of Nobel & Hug  . . . . . . . . . . . . . . . . . . .   D

                                    SCHEDULES


Schedule 3.5(a)               Capital Stock of Subsidiaries
Schedule 3.5(b)               Jurisdictions of Qualification - Subsidiaries
Schedule 3.6                  Absence of Certain Changes and Events
Schedule 3.7(a)               Permitted Encumbrances
Schedule 3.7(b)(i)            Owned Facilities
Schedule 3.7(b)(ii)           Leased Facilities
Schedule 3.7(c)               Personal Property
Schedule 3.7(c)(ii)           Leased Personal Property
Schedule 3.8                  Contracts and Commitments
Schedule 3.8(b)               Absence of Breaches or Defaults
Schedule 3.9                  Permits
Schedule 3.10                 No Conflict or Violation
Schedule 3.12                 Financial Statements
Schedule 3.13                 Undisclosed Liabilities
Schedule 3.15                 Litigation
Schedule 3.16                 Labor Matters
Schedule 3.17                 Compliance with Law
Schedule 3.19                 Proprietary Rights
Schedule 3.20                 Employee Plans
Schedule 3.21                 Transactions with Certain Persons
Schedule 3.22                 Tax Matters
Schedule 3.23                 Insurance
Schedule 3.24                 Purchase Commitments and Outstanding Bids
Schedule 3.25                 Customers and Suppliers
Schedule 3.26                 Compliance with Environmental Laws
Schedule 3.27                 Banking Relationships
Schedule 5.8                  Debt Instruments
Schedule 9.1(a)(i)(d)(3)      Environmental Matter
Schedule 9.3                  Tax Reserve
Schedule 10.14(a)             Knowledge

                            STOCK PURCHASE AGREEMENT
                            ------------------------


          This Stock Purchase Agreement (this "Agreement"), dated April 24,
                                               ---------
1996, is by and among Ringier A.G., a corporation organized under the laws of Switzerland ("Seller"), Krueger Acquisition Corporation, a Delaware corporation
              ------
(the "Company"), and World Color Press, Inc., a Delaware corporation ("Buyer").
      -------                                                          -----


                                    RECITALS

          A. The Company's authorized capital stock consists of 100 shares of common stock, no par value per share (the "Common Stock"), all of which shares
                                           ------------
(the "Shares") are currently issued and outstanding.
      ------

          B.   Seller owns all of the Shares.

          C. The Company owns, directly or indirectly, all of the issued and outstanding shares of capital stock of Ringier Holdings, Inc., a Delaware corporation, Ringier America, Inc., a Wisconsin corporation, Krueger Ringier, Inc., a Delaware corporation, Ringier Print U.S., Inc., a Delaware corporation and W.A. Krueger Co. Olathe, a Missouri corporation (collectively, the "Subsidiaries").
 ------------

          B. Buyer desires to purchase from Seller, and Seller desires to sell to Buyer, all of the Shares, upon the terms and subject to the conditions set forth herein.


                                    AGREEMENT

          NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:


                                    ARTICLE I

                                   DEFINITIONS
                                   -----------

     1.1  Defined Terms.  As used herein, the terms below shall have the
          -------------
following meanings:

          "Affiliate" shall mean, with respect to any person or entity, any
           ---------
person or entity which controls such person or entity, which such person or entity controls, or which is under common control with such person or entity. For purposes of the preceding sentence, the term "control" shall mean the power, direct or indirect, to direct or cause the direction of the management and policies of a person or entity through voting securities, by contract or otherwise.

          "Ancillary Agreements" shall mean the Disclosure Schedule, any exhibit
           --------------------
to this Agreement (including, without limitation, the Escrow Agreement) and any certificate or other document executed at or prior to the Closing in connection with this Agreement, including, but not limited to, pursuant to Section 2.4 and/or Article VI or VII of this Agreement.

           "Assets" shall mean all of the Company's right, title and interest in
            ------
and to all properties, assets and rights of any kind, whether tangible or intangible, real or personal, owned by the Company and the Subsidiaries or in which the Company or any Subsidiary has any interest whatsoever.

          "Audited Financial Statements" shall mean the audited consolidated
           ----------------------------
balance sheets of the Company as of December 31 in each of 1993, 1994 and 1995 and the related statements of operations, changes in stockholders' equity and cash flows for each of the twelve month periods ending on such dates, in each case together with the related reports of Ernst & Young LLP.

          "Balance Sheet" shall mean the audited consolidated balance sheet of
           -------------
the Company dated the Balance Sheet Date, together with the notes thereto.

          "Balance Sheet Date" shall mean December 31, 1995.
           ------------------

          "Benefit Arrangement" shall mean any employment, consulting, severance
           -------------------
or other similar contract, arrangement or policy (written or oral) and each plan, arrangement, program, agreement or commitment (written or oral) providing for insurance coverage (including, without limitation, any self-insured arrangements), workers' compensation, disability benefits, supplemental unem-ployment benefits, vacation benefits, retirement benefits, life, health or accident benefits (including, without limitation, any "voluntary employees' beneficiary association" as defined in Section 501(c)(9) of the Code providing for the same or other benefits) or for deferred compensation, profit-sharing, bonuses, stock options, stock appreciation rights, stock purchases or other forms of incentive compensation or post-retirement insurance, compensation or benefits which (a) is not a Welfare Plan, Pension Plan or Multiemployer Plan,
(b) is entered into, maintained, contributed to or required to be contributed to, as the case may be, by the Company, any Subsidiary or any ERISA Affiliate or under which the Company, any Subsidiary or any ERISA Affiliate may incur any liability, and (c) covers any employee or former employee of the Company, any Subsidiary or any ERISA Affiliate (with respect to their relationship with such any entity).

          "Books and Records" shall mean all books, records, lists, ledgers,
           -----------------
files, reports, plans, drawings and operating records of the Company or the Subsidiaries including, without limitation, (a) all corporate books and records of the Company and the Subsidiaries, disk or tape files, printouts, runs or other computer-prepared information and the Company's and each Subsidiary's interest in all computer programs required to access, and the equipment containing, all such computer-based information, (b) all product, business and marketing plans, (c) all environmental control records and (d) all sales, maintenance and production records. "Books and Records" shall not include records of Seller that are not the property of the Company or any Subsidiary.

          "Code" shall mean the Internal Revenue Code of 1986, as amended.
           ----

          "Commitment Letter" shall mean the commitment letter between Buyer and
           -----------------
Bankers Trust Company, substantially in the form previously delivered to Seller, or such other commitment letter entered into by Buyer that is in form and substance reasonably satisfactory to Seller.

          "Contract" shall mean any agreement, contract, lease, note, loan,
           --------
evidence of indebtedness, purchase order, letter of credit, franchise agreement, undertaking, covenant not to compete, employment agreement, license, instrument, obligation, commitment or purchase and sales order to which the Company or any Subsidiary is a party or which relates to the Company's or any Subsidiary's business or any of the Assets, whether oral or written, express or implied, and which pursuant to its terms has not expired, terminated or been fully performed by the parties thereto.

          "Employee Plans" shall mean all Benefit Arrangements, Multiemployer
           --------------
Plans, Pension Plans and Welfare Plans.

          "Encumbrance" shall mean any claim, lien, pledge, option, charge,
           -----------
easement, security interest, deed of trust, mortgage, right-of-way, encroachment, conditional sales agreement, encumbrance or other right of third parties, whether voluntarily incurred or arising by operation of law, and includes, without limitation, any agreement to give any of the foregoing in the future, and any contingent sale or other title retention agreement or lease in the nature thereof.

          "Environmental Claims" shall mean all written allegations, notices of
           --------------------
violation, liens, claims, demands, suits, or causes of action for damages, including personal injury and property damage but excluding consequential damages (except as to third parties) relating to Environmental Conditions or Environmental Laws. By way of example only, Environmental Claims include
(i) damages to natural resources, (ii) claims for nuisance, (iii) claims for the recovery of response costs, or administrative or judicial orders directing the performance of investigations, responses or remedial actions under any Environmental Laws, (iv) requirements to implement "corrective action" pursuant to any order or permit issued pursuant to the Resource Conservation and Recovery Act, as amended, or similar provisions of applicable state law, (v) claims related to Environmental Laws or Environmental Conditions for restitution, contribution, or indemnity, (vi) fines, penalties or liens of any kind against property related to Environmental Laws or Environmental Conditions, (vii) claims related to Environmental Laws or Environmental Conditions for injunctive relief or other orders or notices of violation from federal, state or local agencies or courts, and (viii) with regard to any present or former employees, claims relating to exposure to or injury from Environmental Conditions.

          "Environmental Conditions" shall mean the state of the environment,
           ------------------------
including natural resources (e.g., flora and fauna), soil, surface water, ground water, drinking water supply, subsurface strata or ambient air, relating to or arising out of the use, handling, storage, treatment, recycling, generation, transportation, release, spilling, leaking, pumping, pouring, emptying, discharging, injecting, escaping, leaching, disposal, dumping or threatened release of

Hazardous Substances by the Company or any Subsidiary, or by its agents, representatives, employees or independent contractors acting on behalf of the Company or any Subsidiary. With respect to Environmental Claims by third parties, Environmental Conditions also include the exposure of persons to Hazardous Substances at the work place or the exposure of persons or property to Hazardous Substances migrating from or otherwise emanating from or located on property owned or occupied by the Company or any Subsidiary.

          "Environmental Laws" shall mean all applicable federal, state,
           ------------------
district, local and foreign laws, all rules or regulations promulgated thereunder, and all orders, consent orders, judgments, notices, permits or demand letters issued, promulgated or entered pursuant thereto, relating to pollution or protection of the environment (including, without limitation, ambient air, surface water, ground water, land surface, or subsurface strata), including, without limitation, (i) laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, industrial materials, wastes or other substances into the environment and (ii) laws relating to the identification, generation, manufacture, processing, distribution, use, treatment, storage, disposal, recovery, transport or other handling of pollutants, contaminants, chemicals, industrial materials, wastes or other substances, in each case as in effect on the Closing Date. By way of example only, Environmental Laws include the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), the Toxic Substances Control Act, as amended, the Hazardous Materials Transportation Act, as amended, the Resource Conservation and Recovery Act, as amended ("RCRA"), the Clean Water Act, as amended, the Safe Drinking Water Act, as amended, the Clean Air Act, as amended, the Atomic Energy Act of 1954, as amended, the Occupational Safety and Health Act, as amended, and all analogous laws promulgated or issued by any state or other governmental authority.

          "Environmental Reports" shall mean (i) the seven draft reports
           ---------------------
prepared by ICF Kaiser Engineers, Inc. in connection with their Phase I investigations of the Facilities performed in March 1996 and (ii) the Tenera Report prepared in May 1989.

          "ERISA" shall mean the Employee Retirement Income Security Act of
           -----
1974, as amended.

          "ERISA Affiliate" shall mean any entity which is (or at any relevant
           ---------------
time was) a member of a "controlled group of corporations" with, under "common control" with, or a member of an "affiliated service group" with, or otherwise required to be aggregated with, the Company or any Subsidiary as set forth in
Section 414(b), (c), (m) or (o) of the Code.

          "Equity Securities" shall mean (i) shares of capital stock or other
           -----------------
equity securities, (ii) subscriptions, calls, warrants, options or commitments of any kind or character relating to, or entitling any person or entity to purchase or otherwise acquire, any capital stock or other equity securities and
(iii) securities convertible into or exercisable or exchangeable for shares of capital stock or other equity securities.

          "Escrow Agreement" shall mean the escrow agreement, dated as of the
           ----------------
Closing Date, between Seller and a trust company or commercial bank selected by Seller and acceptable to Buyer, as escrow agent (the "Escrow Agent"), substantially in the form of
                                ------------
Exhibit A hereto.
- ------- -

          "Facilities" shall mean all plants, offices, manufacturing facilities,
           ----------
stores, warehouses, administration buildings and all real property owned or leased by the Company or any Subsidiary on the Closing Date.

          "Financial Statements" shall mean the Audited Financial Statements and
           --------------------
the Interim Financial Statements.

          "Fixtures and Equipment" shall mean all of the furniture, fixtures,
           ----------------------
furnishings, machinery, equipment, spare parts, supplies, appliances, vehicles and other tangible personal property owned by the Company and the Subsidiaries.

          "Former Properties" shall mean all plants, offices, manufacturing
           -----------------
facilities, stores, warehouses, administration buildings and all real property owned, leased or operated by the Company or any Subsidiary prior to the Closing Date but not owned, leased or operated by the Company or any Subsidiary on or after the Closing Date.

          "GAAP" shall mean generally accepted accounting principles in the
           ----
United States of America, as in effect from time to time, consistently applied.

          "Hazardous Substances" shall mean all pollutants, contaminants,
           --------------------
chemicals, wastes, and any other carcinogenic, ignitable, corrosive, reactive, toxic or otherwise hazardous substances or materials (whether solids, liquids or gases) subject to regulation, control or remediation under Environmental Laws.

          "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act
           -------
of 1976, as amended, and the rules and regulations promulgated thereunder.

          "Interim Balance Sheet" shall mean each unaudited consolidated balance
           ---------------------
sheet of the Company dated each Interim Balance Sheet Date.

          "Interim Balance Sheet Date" shall initially mean February 3, 1996 and
           --------------------------
March 2, 1996, and from and after the date of Seller's delivery to Buyer of subsequent Interim Financial Statements pursuant to Section 5.5, the Interim Balance Sheet Date shall also mean the date of the latest such monthly balance sheet so delivered to Buyer.

          "Interim Financial Statements" shall mean each Interim Balance Sheet
           ----------------------------
and the related unaudited consolidated statements of operations, changes in stockholders' equity and cash flows for the month ended on such Interim Balance Sheet Date.

          "Leases" shall mean all of the leases or subleases for personal or
           ------
real property to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound, including, without limitation, those Leases listed on parts (b)(ii) and (c)(ii) of Schedule

3.7.

          "Material Adverse Effect" or "Material Adverse Change" shall mean (a)
           -----------------------      -----------------------
any material adverse effect on or change with respect to (i) the business, operations, assets, liabilities, condition (financial or otherwise) or results of operations of the Company and the Subsidiaries, taken as a whole, or (ii) the right or ability of the Company or any Subsidiary to consummate any of the transactions contemplated hereby or (b) the occurrence of any event or development that is reasonably likely to constitute a "Material Adverse Effect" or "Material Adverse Change."

          "Multiemployer Plan" shall mean any "multiemployer plan," as defined
           ------------------
in Section 4001(a)(3) or 3(37) of ERISA, which (a) the Company, any Subsidiary or any ERISA Affiliate maintains, administers, contributes to or is required to contribute to, or, after September 25, 1980, maintained, administered, contributed to or was required to contribute to, or under which the Company, any Subsidiary or any ERISA Affiliate may incur any liability and (b) covers any employee or former employee of the Company, any Subsidiary or any ERISA Affiliate (with respect to their relationship with any such entity).

          "National Geographic Loan Agreement" shall mean Subordinated
           ----------------------------------
Collateralized Loan Agreement V (Revolving Credit Loan), dated August 30, 1986, by and among Krueger Ringier, Inc. and National Geographic Society.

          "PBGC" shall mean the Pension Benefit Guaranty Corporation.
           ----

          "Pension Plan" shall mean any "employee pension benefit plan" as
           ------------
defined in Section 3(2) of ERISA (other than a Multiemployer Plan) (a) which the Company, any Subsidiary or any ERISA Affiliate maintains, administers, contributes to or is required to contribute to, or, within the five years prior to the Closing Date, maintained, administered, contributed to or was required to contribute to, or under which the Company, any Subsidiary or any ERISA Affiliate may incur any liability (including, without limitation, any contingent liability) and (b) which covers any employee or former employee of the Company, any Subsidiary or any ERISA Affiliate (with respect to their relationship with any such entity).

          "Permits" shall mean all licenses, permits, franchises, approvals,
           -------
authorizations, consents or orders of, or filings with, or notifications to, any governmental authority, whether foreign, federal, state or local, relating to the operation of the business of the Company or any Subsidiary.

          "Permitted Encumbrances" shall mean (a) liens for Taxes or
           ----------------------
governmental charges or claims (i) not yet due and payable, (ii) due and payable but as to which no interest, fines, penalties or other charges have accrued or have been imposed, levied or assessed or (iii) being contested in good faith, if a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor, (b) statutory liens of landlords, liens of carriers, warehousepersons, mechanics and materialpersons and other liens imposed by law incurred in the ordinary course of business for sums (i) not yet due and payable, (ii) due and payable but as to which no interest, fines, penalties or other charges have accrued or have been imposed, levied or assessed or (iii) being contested in good faith, if a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor,
(c) liens
incurred or deposits made in connection with workers' compensation, unemployment insurance and other types of social security or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return of money bonds and similar obligations, in each case in the ordinary course of business, consistent with past practice, (d) purchase money liens incurred in the ordinary course of business, consistent with past practice, (e) easements, rights-of-way, restrictions and other charges or encumbrances, in each case, which do not materially interfere with the ordinary conduct of business of the Company or any Subsidiary and do not materially detract from the value of the property upon which such encumbrance exists and (f) the encumbrances set forth on Schedule 3.7(a).

          "Personnel" shall mean all directors, officers and employees of the
           ---------
Company and the Subsidiaries.

          "Returns" shall mean any and all returns, reports, declarations and
           -------
information statements with respect to taxes required to be filed by or on behalf of the Company or any Subsidiary with any governmental authority or Tax authority or agency, whether domestic or foreign, including consolidated, combined and unitary returns and including all amendments thereof.

          "Securities Act" shall mean the Securities Act of 1933, as amended.
           --------------

          "Swiss Bank Credit Agreement" shall mean the Credit Agreement, dated
           ---------------------------
December 21, 1989, by and among the Company, Ringier America, Inc., Krueger Ringier, Inc., the lenders thereunder and Swiss Bank Corporation, New York Branch, as agent, as amended.

          "Tax(es)" shall mean all taxes, estimated taxes, withholding taxes,
           -------
assessments, levies, imposts, fees and other charges, however denominated, including any interest, penalties, additions to tax or additional amounts that may become payable in respect thereof, imposed by any foreign, federal, state or local government or taxing authority, which taxes shall include, without limitation, all income taxes, payroll and employee withholding taxes, unemployment insurance, social security, sales and use taxes, value-added taxes, excise taxes, franchise taxes, gross receipts taxes, occupation taxes, real and personal property taxes, stamp taxes, transfer taxes, workers' compensation and other obligations of the same or of a similar nature.

          "Value-Added" shall mean gross sales less the cost of materials,
           -----------
outside purchases and freight, calculated in a manner consistent with the past practices of the Company.

          "Welfare Plan" shall mean any "employee welfare benefit plan" as
           ------------
defined in Section 3(1) of ERISA, (a) which the Company, any Subsidiary or any ERISA Affiliate maintains, administers, contributes to or is required to contribute to, or under which the Company, any Subsidiary or any ERISA Affiliate may incur any liability and (b) which covers any employee or former employee of the Company, any Subsidiary or any ERISA Affiliate (with respect to their relationship with any such entity).

     1.2  Other Defined Terms.  In addition to the terms defined in the Recitals
          -------------------
to this Agreement and Section 1.1, the following terms shall have the meanings defined for such terms in the Sections set forth below:

               Term  Section
               ----  -------

               "Act"  . . . . . . . . . . . . . . . . .    5.13
               "Actions"  . . . . . . . . . . . . . . .    3.15
               "Buyer Claim"  . . . . . . . . . . . . .    9.1(a)(i)
               "Buyer Claim Notice" . . . . . . . . . .    9.1(a)(ii)
               "Buyer Deductible" . . . . . . . . . . .    9.2(c)(ii)
               "Buyer Party"  . . . . . . . . . . . . .    9.1(a)(i)
               "Capital Expenditure Plan" . . . . . . .    3.6(d)
               "Closing"  . . . . . . . . . . . . . . .    2.1
               "Closing Date" . . . . . . . . . . . . .    2.1
               "Common Stock" . . . . . . . . . . . . .    Recitals
               "Confidentiality Agreement . . . . . . .    5.2
               "Disclosure Schedule"  . . . . . . . . .    Article III Preamble
               "Debt Instruments" . . . . . . . . . . .    5.8
               "Environmental Notice" . . . . . . . . .    9.1(c)(i)
               "Escrow Agent" . . . . . . . . . . . . .    1.1
               "Exchange Act" . . . . . . . . . . . . .    5.13
               "Income Taxes" . . . . . . . . . . . . .    9.3(a)
               "Indemnified Party"  . . . . . . . . . .    9.1(c)(ii)
               "Indemnified Environmental Matter  . . .    9.1(c)(ii)
               "Indemnifying Party" . . . . . . . . . .    9.1(c)(ii)
               "Laws" . . . . . . . . . . . . . . . . .    3.17
               "Leased Property"  . . . . . . . . . . .    3.7(b)
               "Losses" . . . . . . . . . . . . . . . .    9.1(a)(i)
               "Nytko"  . . . . . . . . . . . . . . . .    5.12
               "Nytko Agreement"  . . . . . . . . . . .    5.12
               "Nytko Guarantee"  . . . . . . . . . . .    5.12
               "Seller Performance Bonds" . . . . . . .    5.9
               "Proposed Acquisition Transaction" . . .    5.7(a)
               "Proprietary Rights" . . . . . . . . . .    3.19
               "Purchase Price" . . . . . . . . . . . .    2.3
               "RAI Sales Commission Plan"  . . . . . .    3.6(c)(iii)
               "SEC"  . . . . . . . . . . . . . . . . .    4.8
               "SEC Documents"  . . . . . . . . . . . .    4.8
               "Seller Claim" . . . . . . . . . . . . .    9.1(b)(i)
               "Seller Claim Notice"  . . . . . . . . .    9.1(b)(ii)
               "Seller Deductible"  . . . . . . . . . .    9.2(c)(i)(B)
               "Seller Party" . . . . . . . . . . . . .    9.1(b)(i)
               "Shares" . . . . . . . . . . . . . . . .    Recitals
               "Subsidiaries" . . . . . . . . . . . . .    Recitals
               "Third-Party Claim"  . . . . . . . . . .    9.1(c)(ii)

                                   ARTICLE II

                         PURCHASE AND SALE OF THE SHARES
                         -------------------------------

     2.1  Closing.  Upon the terms and conditions set forth herein, and subject
          -------
to Section 10.1, the closing of the transactions contemplated herein (the "Closing") shall be held at 10:00 a.m. on the date which is the fifth business
 -------
day after termination or expiration of the applicable waiting period (including any extension thereof) under the HSR Act (such date, the "Closing Date"), or
                                                          ------------
such other date as mutually agreed by the parties hereto, at the offices of Latham & Watkins, 885 Third Avenue, Suite 1000, New York, New York 10022.

     2.2  Transfer of the Shares.  Upon the terms and conditions contained
          ----------------------
herein, at the Closing Seller shall sell, convey, transfer, assign and deliver to Buyer, and Buyer shall purchase and accept from Seller, all of the Shares.

     2.3  Consideration for the Shares.  Upon the terms and conditions contained
          ----------------------------
herein, as consideration for the purchase of the Shares, at the Closing Buyer shall pay to Seller $128,150,000 (the "Purchase Price").
                                       --------------

     2.4  Deliveries at Closing.  To effect the sale and purchase of the Shares
          ---------------------
referred to in Section 2.2 and the delivery of the Purchase Price referred to in
Section 2.3, Seller and Buyer shall, on the Closing Date, cause the following to occur:

          (a)  Share Certificates; Transfer Taxes.  Seller shall deliver to
               ----------------------------------
Buyer stock certificates evidencing the Shares, free and clear of any and all Encumbrances of any and every nature whatsoever (other than those granted in connection with the Debt Instruments set forth on part (a) of Schedule 5.8), duly endorsed in blank or accompanied by stock powers duly executed in blank, in proper form for transfer. Upon the repayment of such Debt Instruments in full in accordance with Section 5.8 and the release of all Encumbrances granted in connection therewith, the Shares shall be free and clear of any and all Encumbrances (other than those created or suffered by Buyer). Buyer and Seller shall each bear half the cost of any applicable documentary, stamp, sales, excise, transfer or other similar taxes payable in respect of the sale of the Shares.

          (b)  Purchase Price.  Buyer shall, against delivery of such
               --------------
certificates evidencing the Shares, deliver to Seller the Purchase Price by (i) transferring by wire transfer immediately available funds in the aggregate amount of $125,150,000 to Seller's bank account designated by Seller to Buyer at least one day prior to the Closing Date and (ii) transferring to the escrow agent under the Escrow Agreement, in accordance therewith, an aggregate amount of $3,000,000.

          (c)  Intercompany Accounts.  (i) The Company shall pay Seller
               ---------------------
$3,000,000, representing payment in full of the intercompany account from the Company and the Subsidiaries to Seller relating to a guarantee fee under certain of the Debt Instruments and (ii) all intercompany accounts from Seller to the Company or any Subsidiary shall be repaid.

          (d)  Certificates of Amendment.  Buyer and Seller shall cause each
               -------------------------
Subsidiary, if applicable, to amend its certificate or articles of incorporation to eliminate the word "Ringier" from its name.

          (e)  Other Documents.  Each of Seller, the Company and Buyer shall
               ---------------
deliver all other documents, certificates, opinions of counsel and other items required to be delivered on its part pursuant to Articles VI and VII hereof. All such documents and instruments delivered to any party pursuant hereto shall be in form and substance, and shall be executed in a manner, reasonably satisfactory to such party and its counsel.


                                   ARTICLE III

            REPRESENTATIONS AND WARRANTIES OF SELLER AND THE COMPANY
            --------------------------------------------------------

           As an inducement to Buyer to enter into this Agreement, Seller and the Company hereby make the following representations and warranties to Buyer as of the date hereof. Such representations and warranties contain exceptions set forth in a written disclosure schedule (the "Disclosure Schedule") attached
                                             -------------------
hereto, which is numbered to correspond to the various sections of this Agreement and which sets forth certain exceptions to the representations and warranties contained in this Article III and certain other information called for by this Agreement. Unless otherwise specified, (1) each reference in this Agreement to any numbered schedule is a reference to that numbered schedule which is included in the Disclosure Schedule and (2) no disclosure made in any particular numbered schedule of the Disclosure Schedule with respect to any representation and warranty herein shall be deemed to have been disclosed in any other numbered schedule of the Disclosure Schedule (and, therefore, no such disclosure shall be deemed to modify any such other representation and warranty herein) unless, and only to the extent that, it is apparent on the face of such disclosure that such disclosure contains information which also modifies another representation and warranty herein.

     3.1  Ownership of the Shares.  Seller owns of record and beneficially all
          -----------------------
of the Shares, free and clear of any and all Encumbrances other than those granted in connection with the Debt Instruments.

     3.2  Organization and Authorization of Seller.  Seller is duly organized
          ----------------------------------------
and validly existing as a corporation under the laws of Switzerland. Seller has all necessary corporate power and authority to, and has taken all corporate action on its part necessary to, execute and deliver this Agreement and each Ancillary Agreement to which it is or will be a party, consummate the trans-actions contemplated hereby and thereby and perform its obligations hereunder and thereunder, and no other corporate proceedings on the part of Seller are necessary to authorize this Agreement or any such Ancillary Agreement and the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by Seller and is a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as the enforceability thereof may be limited by (a) applicable bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or similar laws in effect which affect the enforcement of creditors' rights generally or (b) general principles of equity, whether considered in a proceeding at law or in equity. Each Ancillary Agreement which has been or shall be executed and delivered by Seller in connection with the transactions contemplated hereby has been (or will be) duly authorized, executed and delivered by Seller and is (or will be when authorized, executed and delivered) a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as the enforceability thereof may be limited by (i) applicable bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or similar laws in effect which affect the enforcement of creditors' rights generally or (ii) general principles of equity, whether considered in a proceeding at law or in equity.

     3.3  Organization and Capitalization of the Company
          ----------------------------------------------

          (a)  Organization.  The Company is duly organized, validly existing
               ------------
and in good standing under the laws of the State of Delaware and has all necessary corporate power and authority to conduct its business as it is pre-sently being conducted and to own and lease its Assets. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which such qualification is necessary under applicable law as a result of the conduct of its business or the ownership of its properties except where the failure to be so qualified and in good standing would not have a Material Adverse Effect. The Company has delivered or made available to Buyer true, correct and complete copies of the certificate of incorporation and bylaws of the Company (in each case, as amended to date). The Company is not in default under or in violation of any provision of its certificate of incorporation or bylaws.

          (b)  Capitalization.  The Company's authorized capital stock consists
               --------------
solely of 100 shares of Common Stock, all of which 100 shares are issued and outstanding. All of the Shares have been duly authorized and validly issued and are fully paid and non-assessable, were issued and sold in compliance with the federal and applicable state securities laws and were not issued in violation of any preemptive or other similar rights. Except as set forth in this Section 3.3(b), there are no (i) outstanding Equity Securities of the Company or (ii) commitments or obligations of any kind or character for (A) the issuance of Equity Securities of the Company or (B) the repurchase, redemption or other acquisition of any Equity Securities of the Company.

          (c)  Voting Trusts, Proxies, Etc.  There are no shareholder
               ----------------------------
agreements, voting trusts, proxies or other agreements or understandings with respect to or concerning the purchase, sale or voting of the Equity Securities of the Company.

     3.4  Authorization.  The Company has all necessary corporate power and
          -------------
authority to, and has taken all corporate action necessary on the part of the Company to, execute and deliver this Agreement and each Ancillary Agreement to which it is or will be a party, consummate the transactions contemplated hereby and thereby and perform its obligations hereunder and thereunder, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or any such Ancillary Agreement and the transactions contemplated hereby or thereby. This Agreement has been duly executed and delivered by the Company and is a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by (a) applicable bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or similar laws in effect which affect the enforcement of creditors' rights generally or (b) general principles of equity, whether considered in a proceeding at law or in equity. Each Ancillary Agreement which has been or shall be executed and delivered by the Company in connection with the transactions contemplated hereby has been (or will be) duly authorized, executed and delivered by the Company and is (or will be when authorized, executed and delivered) a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by (i) applicable bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or similar laws in effect which affect the enforcement of creditors' rights generally or (ii) general principles of equity, whether considered in a proceeding at law or in equity.

     3.5  Subsidiaries
          ------------

          (a)  Ownership; Capitalization.  Ringier America, Inc., Krueger
               -------------------------
Ringier, Inc., Ringier Holdings, Inc., Ringier Print U.S., Inc. and W.A. Krueger Co. Olathe are the Company's only subsidiaries, and the Company has no investments in (whether through the acquisition of an equity interest, the making of a loan or advance or otherwise) any other person. The Company is the beneficial owner of all of the outstanding shares of capital stock of each of the Subsidiaries, in each case, free and clear of any and all Encumbrances other than those granted in connection with the Debt Instruments. The authorized, issued and outstanding capital stock, and the record ownership of all such shares of capital stock, of each Subsidiary (other than W.A. Krueger Co. Olathe) is as set forth on part (a) of Schedule 3.5. All of the shares of capital stock of each Subsidiary have been duly authorized and validly issued and are fully paid and non-assessable, were issued and sold in compliance with the federal and applicable state securities laws and were not issued in violation of any preemptive or other similar rights. Except as set forth in this Section 3.5(a), there are no (i) outstanding Equity Securities of any Subsidiary or (ii) commitments or obligations of any kind or character for (A) the issuance of Equity Securities by any Subsidiary or (B) the repurchase, redemption or other acquisition of any Equity Securities of any Subsidiary. There are no shareholder agreements, voting trusts, proxies or other agreements or understandings with respect to or concerning the purchase, sale or voting of the Equity Securities of any Subsidiary.

          (b)  Organization.  Each Subsidiary is duly organized, validly
               ------------
existing and in good standing under the laws of its respective state of incorporation and has all necessary corporate power and authority to conduct its business as it is presently being conducted and to own and lease its Assets. Each Subsidiary is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which such qualification is necessary under applicable law as a result of the conduct of its business or the ownership of its properties except where the failure to be so qualified and in good standing would not have a Material Adverse Effect. Each jurisdiction in which each Subsidiary is qualified to do business as a foreign corporation is listed on part (b) of Schedule 3.5. The Company has delivered or made available to Buyer true, correct and complete copies of each Subsidiary's certificate or articles of incorporation and bylaws (in each case, as amended to date). No Subsidiary is in default under or in violation of any provision of its certificate or articles of incorporation or bylaws.

          (c)  Authorization.  Each Subsidiary has all necessary corporate power
               -------------
and
authority to, and has taken all corporate action (if any) necessary on its part to, consummate the transactions contemplated hereby, and no other corporate proceedings on the part of any Subsidiary are necessary to authorize the transactions contemplated hereby.

     3.6  Absence of Certain Changes or Events.  Since the Balance Sheet Date,
          ------------------------------------
there has been no Material Adverse Change. Except, with respect to the period of time between the date of this Agreement and the Closing Date, as permitted pursuant to Section 5.1, and except for the repayment of the Debt Instruments on the Closing Date in accordance with the provisions hereof, since the Balance Sheet Date, the Company and the Subsidiaries have been operated in the ordinary course of business, consistent with past practice. Without limiting the generality of the foregoing, except, with respect to the period of time between the date of this Agreement and the Closing Date, as permitted pursuant to
Section 5.1, and except for the repayment of the Debt Instruments on the Closing Date in accordance with the provisions hereof, since the Balance Sheet Date neither the Company nor any Subsidiary has:

          (a) sold, assigned, leased or transferred any of the Assets, material singly or in the aggregate, other than Assets sold or disposed of in the ordinary course of business, consistent with past practice, to persons who are not Affiliates of the Company or any Subsidiary;

          (b) canceled, terminated, amended, modified or waived any material term of any Contract to which it is a party or by which it or any of the Assets is bound, which Contract provided for, during the fiscal year ended December 31, 1995, aggregate annual Value-Added in excess of $800,000 to the Company and the Subsidiaries;

          (c) (i) increased the compensation payable or to become payable to any of its directors or officers, (ii) increased the base compensation payable or to become payable to any of the Personnel (other than directors or officers), except for normal periodic increases in such base compensation in the ordinary course of business, consistent with past practice, (iii) increased the sales commission rate payable or to become payable to any of the Personnel (other than directors or officers), other than in accordance with the Ringier America, Inc. Sales Incentive Compensation Plan, a copy of which has been delivered or made available to Buyer (the "RAI Sales Commission Plan") (iv) granted, made or
                         -------------------------
accrued any loan, bonus, fee, incentive compensation (excluding sales commissions), service award or other like benefit, contingently or otherwise, to or for the benefit of any of the Personnel, except pursuant to the Employee Plans described on Schedule 3.20, (v) adopted, amended or caused or suffered any addition to or modification of any Employee Plan (other than any Employee Plan referred to in clause (vii) of this paragraph), other than (A) contributions made in the ordinary course of business, consistent with past practice or (B) the extension of coverage to any of the Personnel who became eligible after the date of this Agreement, (vi) granted any additional stock options or performance unit grants or other interest under any Employee Plan, (vii) entered into any new (A) employment or (B) consulting agreement providing for annual payments of $100,000 or more over the life of such consulting agreement, or caused or suffered any written or oral termination, cancellation or amendment of any such employment or consulting agreement to which it is a party (except with respect to any employee at will without a written agreement), (viii) entered into any collective bargaining agreement or caused or suffered any termination or amendment of any collective bargaining agreement to which it is a party or (ix) with respect to any stockholder, any other Affiliate or any Affiliate of any stockholder, granted, made or accrued any payment or distribution or other like benefit, contingently or otherwise, or otherwise transferred Assets, including, but not limited to, any payment of principal of or interest on any debt owed to any such stockholder or Affiliate, other than (A) any transactions involving less than $100,000 in the aggregate, (B) any transactions between or among Seller and any of its subsidiaries, in the ordinary course of business and on an arms' length basis and (C) any transactions among the Company and the Subsidiaries;

          (d) made any capital expenditure or commitment to make any capital expenditure except in accordance with the Company's 1995 and 1996 capital expenditure plans (collectively, the "Capital Expenditure Plan"), true, correct
                                      ------------------------
and complete copies of which have been delivered to Buyer;

          (e) executed any Lease for real property or any Lease for personal property involving annual payments in excess of $120,000, or incurred any liability therefor;

          (f) made any payments or given any other consideration to customers or suppliers, other than (i) payments under, and in accordance with the terms of, Contracts in effect on the date hereof, (ii) signing bonuses to customers in the ordinary course of business, consistent with past practice, not to exceed $50,000 individually and $200,000 in the aggregate and (iii) other payments in the ordinary course of business, consistent with past practice, not to exceed $100,000 individually and, together with those payments set forth in clause
(ii), $500,000 in the aggregate;

          (g) changed its accounting methods, principles or practices, including, without limitation, any change in the application or interpretation of GAAP;

          (h) suffered any damage, destruction or casualty loss (whether or not covered by insurance) affecting its physical properties that exceeded $100,000 in any one instance;

          (i) (i) issued or sold, or entered into any agreement obligating it to issue or sell, (ii) declared, set aside for payment or paid dividends or distributions in respect of, or (iii) directly or indirectly redeemed, purchased or otherwise acquired, or split, combined, reclassified or otherwise adjusted, any Equity Securities;

          (j) (i) incurred any indebtedness for borrowed money or entered into any commitment to borrow money, except pursuant to the Tranche C of the Swiss Bank Credit Agreement for working capital purposes or the National Geographic Loan Agreement for capital expenditures or working capital purposes, in each case, in the ordinary course of business, consistent with past practice, or (ii) incurred any obligations for any performance bonds, payment bonds, bid bonds, surety bonds, letters of credit, guarantees or similar instruments, other than any such obligations that are not material either individually or in the aggregate, in the ordinary course of business, consistent with past practice;

          (k) paid, discharged or satisfied any liability other than (i) the repayment of the Debt Instruments on the Closing Date in accordance with provisions hereof and (ii) any such payment, discharge or satisfaction in the ordinary course of business, consistent with past practice, of (A) liabilities reflected or reserved against on the Balance Sheet or on any Interim Balance Sheet or incurred subsequent thereto in the ordinary course of business, consistent with past practice, or (B) liabilities under, and in accordance with the terms of, any Contracts, Permits and other commitments set forth on the Disclosure Schedule or under Contracts, Permits and other commitments which are not required to be disclosed on the Disclosure Schedule;

          (l) except as provided in Section 2.4(d), changed or amended its certificate or articles of incorporation or bylaws;

          (m) (i) acquired (by merger, consolidation, acquisition of stock, other securities or assets or otherwise), (ii) made a capital investment (whether through the acquisition of an equity interest, the making of a loan or advance or otherwise) in or (iii) guaranteed indebtedness for borrowed money of,
(A) any person or (B) any portion of the assets of any person that constitutes a division or operating unit of such person;

          (n) mortgaged or pledged, or otherwise made or suffered any Encumbrance (other than any Permitted Encumbrance) on, any material Asset or group of Assets that are material in the aggregate;

          (o) revalued any of the Assets, including, without limitation, any write-off of notes or accounts receivable or any increase in any reserve, involving in excess of $100,000 individually or $500,000 in the aggregate (such amounts to be calculated without netting any decrease);

          (p) canceled, waived or released any right or claim (or series of related rights or claims), other than as set forth in (o), involving in excess of $100,000 individually or $500,000 in the aggregate; or

          (q)  entered into any Contract to do any of the foregoing.

     3.7  Title to Assets; Absence of Liens and Encumbrances; Leases.
          -----------------------------------------------------------

          (a)  General.  The Company and the Subsidiaries own or lease all
               -------
Assets, necessary for the conduct of the business of the Company and the Subsidiaries as presently conducted, and the Assets in the aggregate are in such operating condition and repair as is necessary for the conduct of the business of the Company and the Subsidiaries as presently conducted.

          (b)  Real Property
               -------------

               (i)  Owned Real Property.  Part (b)(i) of Schedule 3.7 hereto
                    -------------------
     sets forth all Facilities owned by the Company and the Subsidiaries. With respect to each parcel of owned real property (A) either the Company or a Subsidiary has good and marketable title to such parcel of real property, free and clear of any and all Encumbrances other than Permitted Encumbrances, (B) there are no leases, subleases, licenses, options, rights, concessions or other agreements, written or oral, granting to any party or parties the right of use or occupancy of any portion of such parcel of real property, (C) there are no outstanding options or rights of first refusal in favor of any other party to purchase any such parcel of real property or any portion thereof or interest therein, (D) there are no parties (other than the Company and the Subsidiaries) who are in possession of or who are using any such parcel of real property, (E) each such parcel of real property abuts on or has direct, permanent vehicular access to a public road and (F) there is no (1) pending or, to the best knowledge of the Company and Seller, threatened condemnation proceeding relating to such parcel of real property, (2) pending or, to the best knowledge of the Company and Seller, threatened Action relating to such parcel of real property or (3) to the best knowledge of the Company and Seller, other matter that is reasonably likely to affect the current use, occupancy or value of such parcel of real property in any material respect. The Company does not hold any option, right of first refusal or similar right to purchase any additional parcel of real property or any
     portion thereof or interest therein.    No representation or warranty is
     made in this Section 3.7(a)(i) with respect to the matters covered in
     Section 3.26 (Compliance with Environmental Laws).

               (ii) Leased Real Property.  Part (b)(ii) of Schedule 3.7 sets
                    --------------------
     forth all leases pursuant to which Facilities are leased by the Company or any Subsidiary (as lessee), true and correct copies of which have been delivered or made available to Buyer. Such leases constitute all leases, subleases or other occupancy agreements pursuant to which the Company or any Subsidiary occupies or uses Facilities. The Company or a Subsidiary has good and valid leasehold title to, and enjoys peaceful and undisturbed possession of, all leased property described in such leases (the "Leased
                                                                       ------
     Property"), free and clear of any and all Encumbrances other than any
     --------
     Permitted Encumbrances which would not permit the termination of the lease therefor by the lessor. With respect to each such parcel of Leased Property (A) there are no pending or, to the best knowledge of the Company and Seller, threatened condemnation proceedings relating to, or any pending or, to the best knowledge of the Company and Seller, threatened Actions relating to, such Leased Property, (B) none of the Company, any Subsidiary or Seller or, to the best knowledge of each of them, any third party has entered into any sublease, license, option, right, concession or other agreement or arrangement, written or oral, granting to any person (other than the Company or any Subsidiary) the right to use or occupy such Leased Property or any portion thereof or interest therein and (C) none of the Company, any Subsidiary or Seller has received written notice of any pending or, to the best knowledge of the Company and Seller, threatened special assessment relating to such Leased Property or otherwise has any knowledge of any pending or threatened special assessment relating thereto.

          (c)  Personal Property.  Part (c) of Schedule 3.7 identifies all
               -----------------
Fixtures and Equipment, vehicles and other similar tangible personal property Assets with a book value of at least $50,000 owned or leased by the Company or any Subsidiary as of December 31, 1995.

               (i)  Owned Personal Property.  Each of the Company and each
                    -----------------------

     Subsidiary has good and marketable title to all such personal property owned by it, free and clear of any and all Encumbrances other than Permitted Encumbrances. With respect to each such item of personal property (A) there are no leases, subleases, licenses, options, rights, concessions or other agreements, written or oral, granting to any party or parties the right of use of any portion of such item of personal property,
     (B) there are no outstanding options or rights of first refusal in favor of any other party to purchase any such item of personal property or any portion thereof or interest therein and (C) there are no parties (other than the Company and the Subsidiaries) who are in possession of or who are using any such item of personal property;

               (ii) Leased Personal Property.  Each of the Company and each
                    ------------------------
     Subsidiary has good and valid leasehold title to all of such Fixtures and Equipment, vehicles and other tangible personal property Assets leased by it from third parties, free and clear of any and all Encumbrances other than Permitted Encumbrances which would not permit the termination of the lease therefor by the lessor. Part (ii) of schedule 3.7(c) sets forth all Leases for personal property involving annual payments in excess of $120,000, true and correct copies of which have been delivered or made available to Buyer. With respect to each such Lease (A) there has been no material default under any such Lease by the Company or any Subsidiary or, to the best knowledge of the Company and Seller, by any other party, (B) the execution, delivery and performance of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby will not cause a material default under any such Lease, (C) such Lease is a valid and binding obligation of the Company and/or the Subsidiary party thereto, is in full force and effect with respect to the Company and/or the Subsidiary party thereto and is enforceable against the Company and/or the Subsidiary party thereto in accordance with its terms, except as the enforceability thereof may be limited by (1) applicable bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or similar laws in effect which affect the enforcement of creditors' rights generally or (2) general principles of equity, whether considered in a proceeding at law or in equity, (D) no action has been taken by the Company or any Subsidiary and no event has occurred which, with notice or lapse of time or both, would permit termination, modification or acceleration by a party thereto other than the Company or any Subsidiary, without the consent of the Company or any Subsidiary, under any such Lease that is material to the Company and its Subsidiaries, taken as a whole, (E) no party has repudiated in writing any term thereof or threatened in writing to terminate, cancel or not renew any such Lease that is material to the Company and its Subsidiaries, taken as a whole, (F) neither the Company nor any Subsidiary has assigned, transferred, conveyed, mortgaged or encumbered any interest therein or in any leased property subject thereto (or any portion thereof) and (G) there are no pending or, to the best knowledge of the Company and Seller, threatened condemnation proceedings or actions relating to the leased property subject thereto (or any portion thereof).

     3.8  Contracts and Commitments
          -------------------------

          (a) Schedule 3.8 sets forth a complete and accurate list of all Contracts in the following categories as of the date hereof (except to the extent that any such category specifies a different date, in which case such corresponding list is made as of such specified date):

               (i) each Contract (or group of related Contracts) for the furnishing of services by the Company and/or any Subsidiary which provided for, during the fiscal year ended December 31, 1995, aggregate Value-Added of more than $800,000 to the Company and the Subsidiaries;

               (ii) each Contract (or group of related Contracts) concerning a partnership or joint venture with, or any other investment in (whether through the acquisition of an equity interest, the making of a loan or advance or otherwise), any other person;

               (iii) each Contract (or group of related Contracts) (A) under which the Company or any Subsidiary has created, incurred, assumed or guaranteed (or may create, incur, assume or guarantee) indebtedness for borrowed money, (B) constituting a capitalized lease obligation, (C) under which the Company or any Subsidiary has granted (or may grant) a security interest or lien on any Assets that are material singly or in the aggregate or (D) under which the Company or any Subsidiary has incurred any obligations for any performance bonds, payment bonds, bid bonds, surety bonds, letters of credit, guarantees or similar instruments;

               (iv) each Contract (or group of related Contracts) concerning confidentiality regarding the Proprietary Rights;

               (v) other than those Contracts set forth on Schedules 3.16 and 3.20, each Contract (or group of related Contracts) with any stockholder, director, officer or sales representative, any other Affiliate of the Company or any Subsidiary or, to the best knowledge of the Company and Seller, any member of any such person's immediate family, including, without limitation, (A) Contracts to employ or terminate such officers or sales representatives and other Contracts with present or former stockholders, directors or officers or other corporate Personnel or sales Personnel of the Company or any Subsidiary (except with respect to any employee at will without a written agreement) or (B) Contracts that will result in the payment by Buyer, the Company or any Subsidiary of, or the creation of any commitment or obligation (absolute or contingent) of Buyer, the Company or any Subsidiary to pay, any severance, termination, "golden parachute" or other similar payments to any present or former officers or sales representatives following termination of employment or otherwise as a result of the consummation of the transactions contemplated hereby;

               (vi) each Contract (or group of related Contracts), other than any Contract set forth on Schedule 3.8 pursuant to any other clause of this
     Section 3.8, the consequences of a default or termination under which would have a Material Adverse Effect;

               (vii) each Contract (or group of related Contracts), including, without limitation, open purchase orders, for the purchase or sale of raw materials, commodities, supplies, products or other property providing for payments in excess of $1,000,000 over the life of such Contract (or group of related contracts), except for open purchase orders for the purchase of paper and ink that are cancelable on not more than 30 days' notice by the Company or any Subsidiary without material penalty or material increased cost;

               (viii) each distribution, franchise, license, commission, consulting agency or advertising Contract related to the Assets or the business involving annual payments in excess of $100,000, except for such Contracts that are cancelable on not more than 30 days' notice by the Company or any Subsidiary without penalty or increased cost;

               (ix) each Contract (or group of related Contracts) containing covenants restraining or limiting the freedom of the Company, any Subsidiary or any officer, director, stockholder or Affiliate thereof to engage in any line of business or compete with any person including, without limitation, by restraining or limiting the right to solicit customers;

               (x) each option with respect to any real property or any material personal property, whether the Company or a Subsidiary is the grantor or grantee thereunder;

               (xi) each Contract (or group of related Contracts) with the United States, state or local government or any agency or department thereof; and

               (xii) each other Contract (or group of related Contracts) not entered into in the ordinary course of business, consistent with past practice, except for such Contracts involving annual payments of less than $100,000 individually and $250,000 in the aggregate and except for such Contracts that are cancelable on not more than 30 days' notice by the Company or any Subsidiary without material penalty or material increased cost.

          The Company has delivered or made available to Buyer a true and correct copy of each written Contract listed in Schedule 3.8.

          (b)  Absence of Breaches or Defaults in General.  With respect to each
               ------------------------------------------
Contract set forth on or described in Schedule 3.8, (i) there has been no material default under any such Contract by the Company or any Subsidiary or, to the best knowledge of the Company and Seller, by any other party, (ii) the execution, delivery and performance of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby will not cause a material default under any such Contract; (iii) such Contract is a valid and binding obligation of the Company and/or the Subsidiary party thereto, is in full force and effect with respect to the Company and/or the Subsidiary party thereto and is enforceable against the Company and/or the Subsidiary party thereto in accordance with its terms, except as the enforceability thereof may be limited by (A) applicable bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or similar laws in effect which affect the enforcement of creditors' rights generally or (B) general principles of equity, whether considered in a proceeding at law or in equity; (iv) no action has been taken by the Company or any Subsidiary and no event has occurred which, with notice or lapse of time or both, would permit termination, modification or acceleration by a party thereto other than the Company or any Subsidiary (without the consent of the Company or any Subsidiary) under any such Contract that is material to the Company and its Subsidiaries, taken as a whole; and (v) no party has repudiated in writing any term thereof or threatened in writing to terminate, cancel or not renew any such Contract that is material to the Company and its Subsidiaries, taken as a whole.

     3.9  Permits.  The Company and the Subsidiaries have all material Permits
          -------
required to own and lease their properties, the Assets and the Facilities and to conduct their business as currently being conducted. All such Permits are valid and in full force and effect and are listed on Schedule 3.9. Neither the Company nor any Subsidiary has violated any such Permits in any material respect, and each is in compliance with all such Permits in all material respects. None of the Company, any Subsidiary or Seller has received any written notice to the effect that, or otherwise has any knowledge that, (a) the Company or any Subsidiary is not currently in compliance with, or is in violation of, any such Permits in any material respect or (b) any currently existing circumstances are likely to result in a failure of the Company or any Subsidiary to comply with, or in a violation by the Company or any Subsidiary of, any such Permits in any material respect. No representation or warranty is made in this Section 3.9 with respect to the matters covered in Section 3.26 (Compliance with Environmental Laws).

     3.10 No Conflict or Violation.  Neither the execution, delivery and
          ------------------------
performance of this Agreement and the Ancillary Agreements, nor the consummation of the transactions contemplated hereby and thereby, by the Company or Seller will result in (a) a violation of or a conflict with any provision of the certificate or articles of incorporation or bylaws of the Company or any Subsidiary, (b) a breach of, or a default under, or the creation of any right of any party to accelerate, terminate or cancel pursuant to (including, without limitation, by reason of the failure to obtain a consent or approval under any such Contract), any term or provision of any Contract, Encumbrance or Permit to which the Company, any Subsidiary or Seller is a party or by which any of the Assets are bound, which breach, default or creation of any such right would have a Material Adverse Effect, (c) a material violation by the Company, any Subsidiary or Seller of any statute, rule, regulation, ordinance, code, order, judgment, writ, injunction, decree or award applicable to the Company, any Subsidiary or Seller or (d) an imposition of any Encumbrance (other than Permitted Encumbrances and Encumbrances created or suffered by Buyer) on the business of the Company or any Subsidiary or on any of the Assets.

     3.11 Governmental Consents and Approvals.  No consent, waiver, agreement,
          -----------------------------------
approval or authorization of, or declaration, filing, notice or registration to or with, any federal, state, local or foreign governmental or regulatory authority or body is required to be made or obtained by the Company, any Subsidiary or Seller in connection with the execution, delivery and performance of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby other than (a) filings required in connection with or in compliance with the provisions of the HSR Act or (b) those set forth on Schedule 3.11.

     3.12 Financial Statements, etc.  The Company has heretofore delivered to
          -------------------------
Buyer the Financial Statements. The Financial Statements (a) are in accordance with the books and records of the Company, (b) have been prepared in accordance with GAAP consistently applied throughout the periods covered thereby (except, with respect to the Interim Financial Statements, for the absence of footnotes thereto) and (c) present fairly and accurately in accordance with GAAP (except, with respect to the Interim Financial Statements, as set forth on Schedule 3.12) the Assets, liabilities (including, without limitation, all reserves) and financial condition of the Company and the Subsidiaries as of the respective dates thereof and the results of operations, stockholders' equity and cash flows for the periods covered thereby (except, with respect to the Interim Financial Statements, subject to normal year-end adjustments and the presentation of general, selling and administrative expenses therein).

     3.13 Undisclosed Liabilities.  Neither the Company nor any Subsidiary has
          -----------------------
any liabilities, obligations or commitments of any nature (whether known or unknown, absolute or contingent, liquidated or unliquidated, due or to become due, accrued or unaccrued, matured or unmatured) other than (a) liabilities which are reflected and reserved against on the Balance Sheet (in each case including, without limitation, in the notes thereto) which have not been paid or discharged since the date thereof, (b) liabilities arising under any Contracts, Permits, and other commitments disclosed in the Disclosure Schedule (and under those Contracts, Permits and other commitments which are not required to be disclosed on the Disclosure Schedule), (c) liabilities incurred since the Balance Sheet Date in the ordinary course of business, consistent with past practice (none of which relates to any breach of Contract, breach of warranty, tort, infringement or violation of law), (d) liabilities specifically disclosed elsewhere on the Disclosure Schedule, (e) liabilities which would have been disclosed in the Disclosure Schedule with respect to another representation or warranty but which were not so disclosed because the terms of such representation or warranty did not require such disclosure and (f) other liabilities and obligations which, individually or in the aggregate, do not exceed $150,000. None of the liabilities described in clause (c) of the preceding sentence would have, individually or in the aggregate, a Material Adverse Effect.

     3.14 Corporate Records.  The corporate records of the Company have been
          -----------------
delivered or made available to Buyer.

     3.15 Litigation.  There is no outstanding order, writ, injunction, judgment
          ----------
or decree by any court or governmental authority or any action, claim, suit, litigation, proceeding, labor dispute (other than immaterial grievances) or any arbitration in any court or before any governmental authority or any audit or investigation by any governmental authority (collectively, "Actions") pending
                                                            -------
or, to the best knowledge of the Company and Seller, threatened (a) against (i) the Company, any Subsidiary or the Assets (including, without limitation, relating to the transactions contemplated hereby), (ii) any director, officer or stockholder of the Company or any Subsidiary in their capacity as such or (iii) any Employee Plan (other than a Multiemployer Plan) of the Company or any Subsidiary or (b) in which the Company or any Subsidiary is a plaintiff (including, without limitation, any derivative suits brought by or on behalf of the Company or any Subsidiary) where the amount disputed with respect to any such Action exceeds $50,000, and neither the Company nor Seller has knowledge of any event or development that is likely to result in any such Action. No representation or warranty is made in this Section

3.15 with respect to the matters covered in Section 3.26 (Compliance with Environmental Laws).

     3.16 Labor Matters.  Neither the Company nor any Subsidiary is a party to
          -------------
any labor agreement with respect to any of its employees with any labor organization, union, group or association and there are no employee unions (nor any other similar labor or employee organizations) under local statutes, custom or practice. In the past five years, neither the Company nor any Subsidiary has been approached by organized labor or its representatives making an effort to cause the Company or any Subsidiary to conform to demands of organized labor relating to any of its employees or to enter into a binding agreement with organized labor that would cover any of the employees of the Company or any Subsidiary. There is no labor strike, slow-down or other work stoppage or labor disturbance pending or, to the best knowledge of the Company and Seller, threatened against the Company or any Subsidiary nor is any material grievance currently being asserted, and in the past five years neither the Company nor any Subsidiary has experienced a strike, slow-down or other work stoppage or other labor disturbance or difficulty. The Company and each Subsidiary is in compliance in all material respects with all applicable laws respecting employment practices, employee documentation, terms and conditions of employment and wages and hours and is not and has not engaged in any unfair labor practice. There is no unfair labor practice charge or complaint against the Company or any Subsidiary pending before the National Labor Relations Board or any other domestic or foreign governmental agency arising out of the conduct of its business, and there are no facts or information which would give rise thereto.

     3.17 Compliance with Law.  Each of the Company and each Subsidiary has not
          -------------------
violated and is in compliance with (a) all applicable laws, statutes, ordinances, regulations, rules and orders of every federal, state, local or foreign government and every federal, state, local or foreign court or other governmental agency, department, authority or instrumentality and (b) every judgment, decision, decree or order of any court or governmental agency, depart-ment, authority or instrumentality (collectively, "Laws"), relating to the
                                                   ----
Assets, business or operations of the Company and the Subsidiaries, except to the extent that any such violation or failure to comply is likely to result in losses, liabilities, obligations, damages, costs or expenses (including, without limitation, fines and penalties) of less than $100,000 singly or $500,000 in the aggregate. None of the Company, any Subsidiary or Seller has received any written notice to the effect that, or otherwise has any knowledge that, any currently existing circumstances are reasonably likely to result in a failure of the Company or any Subsidiary to comply with, or a violation by the Company or any Subsidiary of, any Laws, which such failure to comply or violation would be reasonably likely to result in losses, liabilities, obligations, damages, costs or expenses (including, without limitation, fines and penalties) in excess of $100,000 singly or $500,000 in the aggregate. No representation or warranty is made in this Section 3.17 with respect to compliance with Laws relating to the matters covered in Sections 3.15 (Labor Matters), 3.20 (Employee Plans), 3.22 (Tax Matters) and 3.26 (Compliance with Environmental Laws).

     3.18 No Brokers.  Other than Allen & Company Incorporated, none of Seller,
          ----------
the Company, any Subsidiary or any of their respective officers, directors, employees, stockholders or other Affiliates has employed or made any agreement with any broker, finder or similar agent or any person or firm to pay any finder's fee, brokerage fee or commission or similar payment in connection with the transactions contemplated hereby.

     3.19 Proprietary Rights.  Schedule 3.19 lists all federal, state and
          ------------------
foreign registrations of patents, trademarks, trade names or other trade rights and copyrights and all pending applications for any such registrations that are owned by the Company or either of its Subsidiaries or in which the Company or either of its Subsidiaries has any interest, or that are being used in connection with, or relate to, the business of the Company and its Subsidiaries (collectively, the "Proprietary Rights"). The Company has delivered or made
                    ------------------
available to Buyer true, correct and complete copies of each registration, application and other document relating to the Proprietary Rights set forth on
Schedule 3.19. The Company and each Subsidiary owns, or possesses adequate and enforceable licenses or other rights to use, all Proprietary Rights used in or necessary for its business as it is currently conducted, except where the failure to own or possess such licenses or other rights would not, individually or in the aggregate, have a Material Adverse Effect, and such ownership and licenses will not cease to be valid and in full force and effect in any material respect by reason of the execution, delivery and performance of this Agreement and the Ancillary Agreements or the consummation of the transactions contemplated hereby and thereby. No other firm, corporation, association or person (a) has notified the Company or any Subsidiary that it is claiming any ownership of or right to use such Proprietary Rights or (b) to the best knowledge of the Company and Seller, has interfered with, infringed upon or otherwise come into conflict with any such Proprietary Rights in any material respect. The conduct of the business of the Company and the Subsidiaries as currently conducted does not conflict with, interfere with, infringe upon or otherwise violate the rights of any third party in or to valid patents, trademarks, trade names or copyrights in any material respect, and neither the Company nor any Subsidiary has received any written notice of any such conflict, infringement or violation.

     3.20 Employee Plans
          --------------

          (a)  Disclosure; Delivery of Copies of Relevant Documents and Other
               --------------------------------------------------------------
Information.  Schedule 3.20 contains a complete list of Employee Plans.  True
- -----------
and complete copies of each of the following documents have been delivered or made available by Seller and the Company to Buyer: (i) each Employee Plan (and, if applicable, related trust agreements) which covers or has covered employees of the Company or any Subsidiary (with respect to their relationship with the Company or any Subsidiary) and all amendments thereto, all summary plan descriptions, summary of material modifications (as defined in ERISA), annuity contracts or other funding instruments, the number of and a general description of the level of employees covered by each Benefit Arrangement and a complete description of any Employee Plan which is not in writing, (ii) the most recent determination letter issued by the Internal Revenue Service and any opinion letter issued by the Department of Labor with respect to each Pension Plan and each voluntary employees' beneficiary association as defined under Section 501(c)(9) of the Code (other than a Multiemployer Plan) which covers or has covered employees of the Company or any Subsidiary (with respect to their relationship with the Company or any Subsidiary), (iii) for the three most recent plan years, Annual Reports on Form 5500 Series required to be filed with any governmental agency for each Pension Plan or Welfare Plan which covers or has covered employees of the Company or any Subsidiary (with respect to their relationship with the Company or any Subsidiary), (iv) all actuarial reports prepared for the last three plan years for each Pension Plan which covers or has covered employees of the Company or any Subsidiary (with respect to their relationship with the Company or any Subsidiary), and (v) a description setting forth the amount of any liability of the Company or any Subsidiary as of the Closing Date for payments more than thirty (30) calendar days past due with respect to each Welfare Plan which covers or has covered employees or former employees of the Company or any Subsidiary.

          (b)  Representations.  Seller and the Company represent and warrant as
               ---------------
follows:

               (i)  Pension Plans
                    -------------

                    (A) No "accumulated funding deficiency" (for which an excise tax is due or would be due in the absence of a waiver) as defined in Section 412 of the Code or as defined in Section 302(a)(2) of ERISA, whichever may apply, has been incurred with respect to any Pension Plan with respect to any plan year, whether or not waived. None of the Company, any Subsidiary or any ERISA Affiliate has failed to pay when due any "required installment," within the meaning of
          Section 412(m) of the Code and Section 302(e) of ERISA, whichever may apply, with respect to any Pension Plan. None of the Company, any Subsidiary or any ERISA Affiliate is subject to any lien imposed under
          Section 412(n) of the Code or Section 302(f) of ERISA, whichever may apply, with respect to any Pension Plan. None of the Company, any Subsidiary or any ERISA Affiliate has any liability for unpaid contributions with respect to any Pension Plan that is not reflected on the Balance Sheet.

                    (B) None of the Company, any Subsidiary or any ERISA Affiliate is required to provide security to a Pension Plan which covers or has covered employees or former employees of the Company or any Subsidiary under Section 401(a)(29) of the Code.

                    (C) The Company, a Subsidiary or an ERISA Affiliate has paid all premiums (and interest charges and penalties for late payment, if applicable) due the PBGC with respect to each Pension Plan for each plan year thereof for which such premiums are required. None of the Company, any Subsidiary or any ERISA Affiliate has engaged in, or is a successor or parent corporation to an entity that has engaged in, a transaction described in Section 4069 of ERISA. There has been no "reportable event" (as defined in Section 4043(b) of ERISA and the PBGC regulations under such Section) with respect to any Pension Plan, other than those events to which the PBGC has waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such events. No filing has been made by the Company, any Subsidiary or any ERISA Affiliate with the PBGC, and no proceeding has been commenced by the PBGC, to terminate any Pension Plan. To the best knowledge of the Company and Seller and except for the transactions contemplated by this Agreement, no condition exists and no event has occurred that could constitute grounds for the termination of any Pension Plan by the PBGC. None of the Company, any Subsidiary or any

          ERISA Affiliate has, at any time, (1) ceased operations at a facility so as to become subject to the provisions of Section 4062(e) of ERISA,
          (2) withdrawn as a substantial employer so as to become subject to the provisions of Section 4063 of ERISA, or (3) ceased making contributions on or before the Closing Date to any Pension Plan subject to Section 4064(a) of ERISA to which the Company, any Subsidiary or any ERISA Affiliate made contributions during the six years prior to the Closing Date.

                    (D) Each Pension Plan and each related trust agreement, annuity contract or other funding instrument which covers or has covered employees or former employees of the Company or any Subsidiary (with respect to their relationship with the Company or any Subsidiary) has received a favorable determination letter from the Internal Revenue Service relating to such Pension Plan's qualified status and each related trust's tax-exempt status under the provisions of Code Sections 401(a) and 501(a), respectively, and to the knowledge of the Company, no event or condition exists or has occurred that could adversely affect such qualified and tax-exempt status.

                    (E) Each Pension Plan and each related trust agreement, annuity contract or other funding instrument which covers or has covered employees or former employees of the Company or any Subsidiary (with respect to their relationship with the Company or any Subsidiary) currently complies in all material respects and has been maintained in compliance in all material respects with its terms and, both as to form and in operation, with the requirements prescribed by any and all statutes, orders, rules and regulations which are applicable to such plans, including, without limitation, ERISA and the Code.

               (ii) Multiemployer Plans
                    -------------------

                    (A) None of the Company, any Subsidiary or any ERISA Affiliate has, at any time, withdrawn from a Multiemployer Plan in a "complete withdrawal" or a "partial withdrawal" as defined in Sections 4203 and 4205 of ERISA, respectively, so as to result in a liability, contingent or otherwise (including without limitation the obligations pursuant to an agreement entered into in accordance with Section 4204 of ERISA), of the Company, any Subsidiary or any ERISA Affiliate.
          None of the Company, any Subsidiary or any ERISA Affiliate has engaged in, or is a successor or parent corporation to an entity that has engaged in, a transaction described in Section 4212(c) of ERISA.

                    (B) All contributions required to be made by the Company, any Subsidiary or any ERISA Affiliate to each Multiemployer Plan have been made when due.

                    (C) To the best of the Company's knowledge, with respect to each Multiemployer Plan: (1) no such Multiemployer Plan has been terminated or, since the first date of the Company or any ERISA Affiliate's participation in, or contribution to, such Multiemployer Plan, has been in reorganization under ERISA so as to result, directly or indirectly, in any liability, contingent or otherwise, of the Company, any Subsidiary or any ERISA Affiliate under Title IV of ERISA; (2) no proceeding has been initiated by any person (including the PBGC) to terminate any Multiemployer Plan; (3) the Company, all Subsidiaries and the ERISA Affiliates have no reason to believe that any Multiemployer Plan will be terminated or will be reorganized under ERISA; and (4) the Company, the Subsidiaries and the ERISA Affiliates do not expect to withdraw from any Multiemployer Plan.

               (iii)     Welfare Plans
                         -------------

                    (A) Each Welfare Plan which covers or has covered employees or former employees of the Company or any Subsidiary (with respect to their relationship with the Company or any Subsidiary) has been maintained in compliance in all material respects with its terms and, both as to form and operation, with the requirements prescribed by any and all statutes, orders, rules and regulations which are applicable to such Welfare Plan, including, without limitation, ERISA and the Code.

                    (B) Except as required by Section 4980B of the Code or Part 6 of Title 1, Subtitle B of ERISA or under any Employee Plan, none of the Company, any Subsidiary, any ERISA Affiliate or any Welfare Plan has any present or future obligation to make any payment to, or with respect to any present or former employee of the Company, any Subsidiary or any ERISA Affiliate pursuant to, any retiree medical benefit plan, or other retiree Welfare Plan, and no condition exists which would prevent the Company or any Subsidiary from amending or terminating any such retiree medical benefit plan or other retiree Welfare Plan.

                    (C) Each Welfare Plan which covers or has covered employees or former employees of the Company or any Subsidiary (with respect to their relationship with the Company or any Subsidiary) and which is a "group health plan," as defined in Section 607(1) of ERISA, presently complies in all material respects with and has been operated in compliance in all material respects with provisions of Part 6 of Title I, Subtitle B of ERISA and Sections 162(k) and 4980B of the Code at all times.

                    (D) None of the Company, any Subsidiary or any ERISA Affiliate has maintained or contributed to or had any obligation to maintain or contribute to any Welfare Plan that is a "multiemployer plan," as defined in Section 3(37) of ERISA.

                    (E) The insurance policies or other funding instruments, if any, for each Welfare Plan provide coverage for each employee, consultant, independent contractor or retiree of the Company or any Subsidiary (and, if applicable, their respective dependents) who has been advised by the Company or any Subsidiary, whether through an Employee Plan or otherwise, that he or she is covered by such Welfare Plan.

               (iv) Benefit Arrangements.  Each Benefit Arrangement which covers
                    --------------------
     or has covered employees or former employees of the Company or any Subsidiary (with respect to their relationship with the Company or any Subsidiary) has been maintained in compliance in all material respects with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations which are applicable to such Benefit Arrangement, including, without limitation, the Code. Except as provided by law or in any employment agreement set forth on Schedule 3.20, the employment of all persons presently employed or retained by the Company or any Subsidiary is terminable at will.

               (v)  Unrelated Business Taxable Income.  No Employee Plan (or
                    ---------------------------------
     trust or other funding vehicle pursuant thereto) has incurred any liability under Code Section 511.

               (vi) Deductibility of Payments.  There is no contract, agreement,
                    -------------------------
     plan or arrangement covering any employee or former employee of the Company or any Subsidiary (with respect to its relationship with the Company or any Subsidiary) that, individually or collectively, requires the payment by the Company or any Subsidiary of any amount (i) that is not deductible under
     Section 162(a)(1) or 404 of the Code or (ii) that is an "excess parachute payment" pursuant to Section 280G of the Code.

               (vii)     Fiduciary Duties and Prohibited Transactions.  None of
                         --------------------------------------------
     the Company, any Subsidiary or any plan fiduciary of any Welfare Plan or Pension Plan which covers or has covered employees or former employees of the Company or any Subsidiary has engaged in, or has any liability in respect of, any transaction in violation of Sections 404 or 406 of ERISA, any "prohibited transaction," as defined in Section 4975(c)(1) of the Code, for which no exemption exists under Section 408 of ERISA or Section 4975(c)(2) or (d) of the Code, or any violation of the provisions of Part 4 of Title I, Subtitle B of ERISA. Neither the Company nor any Subsidiary has been assessed any civil penalty under Section 502(l) of ERISA.

               (viii)    Litigation.  There is no action, order, writ,
                         ----------
     injunction, judgment or decree outstanding or claim, suit, litigation, proceeding, arbitral action, governmental audit or investigation relating to or seeking benefits under any Employee Plan that is pending (other than routine claims for benefits), anticipated or threatened against the Company, any Subsidiary or any Employee Plan.

               (ix) No Amendments.  None of the Company, any Subsidiary or any
                    -------------
     ERISA Affiliate has announced to employees, former employees or directors an intention to create, or otherwise created, a legally binding commitment to adopt any additional Employee Plans which are intended to cover employees or former employees of the Company or any Subsidiary (with respect to their relationship with the Company or any Subsidiary) or to amend or modify any existing Employee Plan which covers or has covered employees or former employees of the Company or any Subsidiary (with respect to their relationship with the Company or any Subsidiary).

               (x)  Insurance Contracts.  None of the Company, any Subsidiary or
                    -------------------
     any Employee Plan (other than a Multiemployer Plan) holds as an asset of any Employee Plan any interest in any annuity contract, guaranteed investment contract or any other investment or insurance contract issued by an insurance company that is the subject of bankruptcy, conservatorship or rehabilitation proceedings.

               (xi) No Acceleration or Creation of Rights.  Neither the
                    -------------------------------------
     execution and delivery of this Agreement or other related agreements by Seller or the Company nor the consummation of the transactions contemplated hereby or the related transactions will result in the acceleration or creation of any rights of any person to benefits under any Employee Plan (including, without limitation, the acceleration of the vesting or exercisability of any stock options, the acceleration of the vesting of any restricted stock, the acceleration of the accrual or vesting of any benefits under any Pension Plan or the acceleration or creation of any rights under any severance, parachute or change in control agreement).

     3.21 Transactions with Certain Persons.  (a) No stockholder, director,
          ---------------------------------
officer or sales representative of the Company or any Subsidiary nor, to the best knowledge of the Company and Seller, any member of any such person's immediate family is currently, or within the last three years has been, a party to any transaction with the Company or any Subsidiary, including, without limitation, any Contract (i) providing for the furnishing of services by, (ii) providing for the rental of real or personal property from, or (iii) otherwise requiring payments to (other than for dividends or distributions to any stockholder of the Company or any Subsidiary in his or her capacity as such or for services as officers, directors or employees of the Company or any Subsidiary), any such person or any corporation, partnership, trust or other entity in which, to the best knowledge of the Company and Seller, any such person has an interest as a stockholder, officer, director, trustee or partner, other than (x) any transactions involving less than $100,000 in the aggregate,
(y) any transactions between or among Seller and any of its subsidiaries, in the ordinary course of business and on an arms' length basis and (z) any transactions among the Company and the Subsidiaries.

     3.22 Tax Matters
          -----------

          (a)  Filing of Tax Returns.  Each of the Company and each Subsidiary
               ---------------------
has timely filed with the appropriate taxing authorities all Returns in respect of Taxes required to be filed, taking into account any extensions of due dates. Neither the Company nor any Subsidiary has requested any extension of time within which to file Returns in respect of any Taxes. The Company has delivered or made available to Buyer complete and accurate copies of the federal, state and local income tax Returns for the years 1990, 1991, 1992, 1993 and 1994.

          (b)  Payment of Taxes.  All substantial Taxes for which the Company or
               ----------------
any Subsidiary is or may be liable, other than income Taxes, in respect of periods (or portions thereof) ending on or before the Closing Date, have been timely paid, or a reserve adequate in accordance with GAAP has been established therefor on the books and records of the Company.

     All income Taxes for which the Company or any Subsidiary is or may be liable in respect of periods (or portions thereof) ending on or before the Balance Sheet Date have been timely paid, or a reserve adequate in all respects (as of the Balance Sheet Date) has been established therefor, as set forth in the Financial Statements. Since January 1, 1990, there has been (i) no transaction which gave rise to a substantial amount of income or gain, the recognition, reporting or accrual of which is deferred under Code Section 453 using the installment method of accounting (or similar provisions of state or local statutes or regulations) or under the consolidated return regulations (including, without limitation, deferral under Regulation Sec. 1.1502-13) or similar provisions of state or local statutes or regulations and (ii) no written agreement with any taxing authority which has the effect of deferring Taxes that would otherwise be attributable to periods (or portions thereof) before the Closing to periods (or portion thereof) after the Closing. For the purposes of this Section 3.22 (including, without limitation, subsections (b) and (c)), the term "substantial" shall refer to any individual item involving an amount in excess of $20,000.

          (c)  Audits, Investigations or Claims.  No substantial deficiencies
               --------------------------------
for Taxes have been claimed, proposed or assessed in writing by any taxing or other governmental authority against the Company or any Subsidiary which have not been paid or reserved on the Financial Statements. There are no pending or, to the best knowledge of the Company and Seller, threatened audits, investigations or claims for or relating to any substantial liability in respect of Taxes that in the reasonable judgment of Seller, the Company or their counsel are likely to result in a substantial additional amount of Taxes, and there are no other discussions with any taxing or other governmental authorities with respect to Taxes that in the reasonable judgment of the Company or its counsel is likely to result in an additional substantial liability for Taxes to the Company or any Subsidiary. Audits of federal, state, and local returns for income Taxes by the relevant taxing or other governmental authorities have been completed for the periods set forth on Schedule 3.22(c) and none of the Company, any Subsidiary or Seller has been notified in writing that any taxing or other governmental authority intends to audit a return for income Taxes for any other period. No extension of a statute of limitations relating to income Taxes is in effect with respect to Company or any Subsidiary. No power of attorney has been executed by the Company or any Subsidiary with respect to any matters relating to income Tax which is currently in force.

          (d)  Safe Harbor Lease Property.  None of the Assets is property that
               --------------------------
is required to be treated as being owned by any other person pursuant to the so-called safe harbor lease provisions of former Section 168(f)(8) of the Code.

          (e)  Security for Tax-Exempt Obligations.  None of the Assets directly
               -----------------------------------
or indirectly secures any debt the interest on which is tax-exempt under Section 103(a) of the Code.

          (f)  Tax-Exempt Use Property.  None of the Assets is "tax-exempt use
               -----------------------
property" within the meaning of Section 168(h) of the Code.

          (g)  Tax Election.  Neither the Company nor any Subsidiary has
               ------------
consented at
any time to have the provisions of Section 341(f)(2) of the Code (or similar provisions under state or local law) apply to any disposition of the Assets. Neither the Company nor any Subsidiary has agreed to make, or is required to make, any adjustment under Section 481(a) of the Code (or similar provisions under state or local law) by reason of a change in accounting method or otherwise.

          (h)  Tax Sharing Agreements.  There are no tax sharing agreements or
               ----------------------
similar arrangements (whether written or unwritten) with respect to or involving the Company or any Subsidiary.

          (i)  Partnerships.  Neither the Company nor any Subsidiary is a member
               ------------
of any entity which (i) is properly classified as a partnership for U.S. federal income tax purposes but (ii) does not (A) report as such or (B) otherwise pass through all of its income to its members each year.

          (j)  Affiliated Group.   The Company has not been a member of an
               ----------------
affiliated group that has filed a consolidated return or any group that has filed a combined, consolidated or unitary state or local return, other than the affiliated group for U.S. federal income tax purposes of which it is the common parent and any combined, consolidated or unitary groups for state or local purposes of which it is the common parent.

     3.23 Insurance.  Schedule 3.23 contains a complete and accurate list of all
          ---------
policies or binders for business interruption, fire, liability, title, worker's compensation, product liability, errors and omissions and other forms of insurance (showing as to each policy or binder the carrier and the amount of coverage) currently maintained by the Company and each Subsidiary. Such insurance provides, and during its term has provided, coverage to the extent and in the manner as may be or may have been required by law and by any and all material Contracts to which the Company or any Subsidiary is or has been a party. Neither the Company nor any Subsidiary is in material default under any of such policies or binders, and since January 1, 1993 neither the Company nor any Subsidiary has failed to give any notice or to present any material claim under any such policy or binder in a due and timely fashion. Since January 1, 1993 no insurer has refused, denied or disputed coverage of any material claim made thereunder. No insurer has advised the Company or any Subsidiary in writing that it intends to reduce coverage or increase any premium in any material respect or fail to renew any existing policy or binder. To the best knowledge of the Company and Seller, all such policies and binders are in full force and effect.

     3.24 Purchase Commitments and Outstanding Bids.  As of the date of this
          -----------------------------------------
Agreement, there are no material claims, individually or in the aggregate, against the Company or any Subsidiary for "make goods" or other compensation or penalties by reason of production or distribution errors, alleged undershipments or otherwise. No outstanding purchase order or commitment of the Company or any Subsidiary presently is materially in excess of the current requirements of the business of the Company or such Subsidiary. There are no outstanding bids or proposals which individually or in the aggregate would, in the Company's reasonable judgment, if accepted, have a Material Adverse Effect, or would, if accepted, reasonably be expected to result in a negative marginal contribution (calculated in a manner consistent with the

Company's past practice) to the Company or such Subsidiary.

     3.25 Customers and Suppliers.  Schedule 3.25 sets forth a true and correct
          -----------------------
list of (a) the 50 largest customers of the Company and the Subsidiaries, on a consolidated basis, in terms of Value-Added during each of the fiscal years ended December 31, 1994 and December 31, 1995, setting forth (i) the total sales to each such customer during such period, (ii) the Value-Added attributable to each such customer during such period and (iii) the contribution margin attributable to each such customer during such period and (b) the 25 largest suppliers of the Company and the Subsidiaries, on a consolidated basis, in terms of purchases during each of the fiscal years ended December 31, 1994 and December 31, 1995, setting forth the total purchases from each such supplier during such period. Neither Seller, the Company nor any Subsidiary has received
(y) notice from any such supplier or customer set forth in items 1 through 20 on the column in Schedule 3.25 relating to the fiscal year ended December 31, 1995, or (z) written notice from any such supplier or customer set forth in items 21 through 50 on the column in Schedule 3.25 relating to the fiscal year ended December 31, 1995, of such customer's or supplier's intention to cease, materially reduce or otherwise materially alter its business with the Company or any Subsidiary, other than ordinary monthly non-permanent fluctuations in the page requirements of any such customers. During each of the fiscal years ended December 31, 1994 and December 31, 1995 (A) no customer accounted for more than five percent of the Value-Added of the Company and the Subsidiaries on a consolidated basis and (B) there was no supplier from whom the Company and the Subsidiaries purchased more than five percent of the goods or services purchased by them on a consolidated basis.

     3.26 Compliance with Environmental Laws.  Except to the extent identified
          ----------------------------------
in the Environmental Reports or in any schedule attached hereto, and except to the extent any of the following relates to a Former Property or off-site facility or location covered by Section 9.1(a)(i)(E):

          (a) The Company and the Subsidiaries are currently in material compliance with all Environmental Laws, including, without limitation, all Permits required thereunder to conduct their business as currently being conducted. None of the Company, any Subsidiary or Seller has received any written notice to the effect that, or otherwise has knowledge that, (i) the Company or any Subsidiary is not currently in compliance with, or is in violation of, any such Environmental Laws or Permits or (ii) any currently existing circumstances are likely to result in a violation by the Company or any Subsidiary of any such Environmental Laws or Permits, except for any noncompliance or violation of any such Environmental Laws or Permits under this clause (ii) that would not have a Material Adverse Effect. In addition, the Company and each Subsidiary at all times during the previous five years has been in material compliance with all Environmental Laws.

          (b) There are no existing Environmental Claims against the Company or any Subsidiary, nor has any of them received any notification of any allegation of any actual, or potential responsibility for, or any inquiry or investigation regarding, any disposal, release or threatened release at any location of any Hazardous Substance generated or transported by the Company or any Subsidiary.

          (c) (i) No underground tank or other underground storage receptacle for Hazardous Substances is currently located on the Facilities and there have been no releases of any Hazardous Substances from any such underground tank or related piping and (ii) there have been no releases of Hazardous Substances in quantities exceeding the reportable quantities as defined under applicable federal or state law by the Company or any Subsidiary on, upon or into the Facilities other than those authorized by Environmental Laws including, without limitation, the Permits required thereunder.

          (d) There are no PCBs or asbestos-containing materials located at or on the Facilities.

          (e) There are no consent decrees, consent orders, judgments, judicial or administrative orders or agreements with (other than Permits) or liens by, any governmental authority relating to any Environmental Law which regulate, obligate or bind the Company or any Subsidiary.

          (f) True and correct copies of the Environmental Reports have been delivered or made available to Buyer and a list of all such Environmental Reports is set forth on Schedule 3.26.

          (g) The Company and each Subsidiary have submitted on a timely basis all applications for operating permits required pursuant to Title V of the Clean Air Act, and to the best knowledge of the Company and Seller based on the operations of the Company as of the date hereof, no additional capital expenditures would be required within the next 24 months by the Company or any Subsidiary in order to comply with the specific regulations in the form proposed in the Federal Register as of the date hereof pursuant to the Clean Air Act if such proposed regulations were to be enacted, except for such additional capital expenditures that will not have a Material Adverse Effect.

     3.27 Banking Relationships.  Schedule 3.27 sets forth a complete and
          ---------------------
accurate description in all material respects of all arrangements that the Company and each Subsidiary has with any banks, savings and loan associations or other financial institutions providing for any accounts, including, without limitation, checking accounts, cash contribution accounts, safe deposit boxes, borrowing arrangements, certificates of deposit or otherwise, indicating in each case account numbers, if applicable, and the person or persons authorized to act or sign on behalf of the Company or such Subsidiary in respect of any of the foregoing. No person holds any power of attorney or similar authority from the Company or any Subsidiary with respect to any such accounts.

     3.28 No Other Agreements to Sell the Assets or Stock of the Company.  Other
          --------------------------------------------------------------
than sales of inventory or product in the ordinary course of business, consistent with past practice, neither the Company nor any Subsidiary has any legal obligation, absolute or contingent, to any other person or firm to (a) sell or effect a sale of any or all of the Assets, (b) sell or effect a sale of any capital stock of the Company or any Subsidiary, (c) effect any merger, consolidation or other reorganization of the Company or any Subsidiary or (d) enter into any Contract or cause the entering into a Contract with respect to any of the foregoing.

                                   ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF BUYER
                     ---------------------------------------

          As an inducement to Seller to enter into this Agreement, Buyer hereby makes the following representations and warranties as of the date hereof and as of the Closing Date to Seller:

     4.1  Organization.  Buyer is duly organized, validly existing and in good
          ------------
standing under the laws of the State of Delaware.

     4.2  Authorization.  Buyer has all necessary corporate power and authority
          -------------
to, and has taken all corporate action necessary on its part to, execute and deliver this Agreement, consummate the transactions contemplated hereby and perform its obligations hereunder, and no other corporate proceedings on the part of Buyer are necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by Buyer and is a valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as the enforceability thereof may be limited by (a) applicable bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or similar laws in effect which affect the enforcement of creditors rights generally or (b) general principles of equity, whether considered in a proceeding at law or in equity. Each Ancillary Agreement which has been or shall be executed and delivered by Buyer in connection with the transactions contemplated hereby has been (or will be) duly authorized, executed and delivered by Buyer, and is (or will be when authorized, executed and delivered) a valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as the enforceability thereof may be limited by (i) applicable bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or similar laws in effect which affect the enforcement of creditors rights generally or (ii) general principles of equity, whether considered in a proceeding at law or in equity.

     4.3  Governmental Consents and Approvals.  No consent, waiver, agreement,
          -----------------------------------
approval or authorization of, or declaration, filing, notice or registration to or with, any federal, state, local or foreign governmental or regulatory authority or body is required to be made or obtained by Buyer in connection with the execution, delivery and performance of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby other than filings required in connection with or in compliance with the provisions of the HSR Act.

     4.4  No Brokers.  Other than S.G. Warburg & Co., Inc., none of Buyer or any
          ----------
of its officers, directors, employees, stockholders or other Affiliates has employed or made any agreement with any broker, finder or similar agent or any person or firm to pay any finder's fee, brokerage fee or commission or similar payment in connection with the transactions contemplated hereby.

     4.5  No Conflict or Violation.  Neither the execution, delivery and
          ------------------------
performance of this Agreement and the Ancillary Agreements, nor the consummation of the transactions contemplated hereby or thereby, by Buyer will result in (a) a violation of or a conflict with any provision of the certificate of incorporation or bylaws of Buyer, (b) a breach of, or a default under, or the creation of any right of any party to accelerate, terminate or cancel pursuant to (including, without limitation, by reason of the failure to obtain a consent or approval under any such Contract), any term or provision of any contract, encumbrance or permit to which Buyer is a party or by which its assets are bound, which breach, default or creation of any such right would have a material adverse effect on (i) the business, operations, assets, liabilities, condition (financial or otherwise) or results of operations of Buyer and its subsidiaries, taken as a whole or (ii) the right or ability of Buyer to consummate any of the transactions contemplated hereby.

     4.6  Litigation.  There is no Action pending or, to the best knowledge of
          ----------
Buyer, threatened (a) against Buyer or any of its Affiliates with respect to which there is a reasonable likelihood of a determination which would have a material adverse effect on the ability of Buyer to consummate the transactions contemplated hereby or (b) which seeks to enjoin or prevent, or questions the validity or legality of, the consummation of the transactions contemplated hereby.

     4.7  Investment Representation.  Buyer is acquiring the Shares for its own
          -------------------------
account for investment purposes and with no present intention of distributing or reselling such shares or any part thereof in any transaction which would constitute a "distribution" within the meaning of the Securities Act.

     4.8  Securities and Exchange Commission Documents.  Buyer has furnished to
          --------------------------------------------
Seller a true and complete copy of each statement, report and registration statement filed by Buyer with the Securities and Exchange Commission (the "SEC")
                                                                           ---
since January 1, 1995 (the "SEC Documents"), which are all of the documents
                            -------------
(other than preliminary material) that Buyer was required to file with the SEC during such period. As of their respective filing dates, none of the SEC Documents contained any untrue statement of a material fact or omitted or failed to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading in any material respect, except to the extent corrected by a subsequently filed SEC Document.


                                    ARTICLE V

                   COVENANTS OF SELLER, THE COMPANY AND BUYER
                   ------------------------------------------

          Each of Seller, the Company and Buyer covenant and agree with each other that from the date hereof through the Closing:

     5.1  Maintenance of Business Prior to Closing
          ----------------------------------------

          (a) Except as set forth in this Section 5.1(a), the Company shall, and shall cause each Subsidiary to, operate its business in the ordinary course, consistent with past practice (including, without limitation, the fulfillment of its obligations under, and in accordance with the terms of, the Contracts, Permits and other commitments set forth on the Disclosure Schedule or under Contracts, Permits and other commitments which are not required to be disclosed on the Disclosure Schedule), and shall not, and shall cause each Subsidiary not to, take any action inconsistent therewith or with the consummation of the transactions contemplated hereby. Without limiting the generality of the foregoing, the Company shall, and shall cause each Subsidiary to, (y) maintain the Assets in the aggregate in at least their current state of repair, excepting normal wear and tear and except for normal retirements, abandonments and scrappings of Assets and (z) use its reasonable best efforts to
(I) maintain the insurance covering the Assets in effect on the date hereof;
(II) maintain the current business organization of the Company and the Subsidiaries; (III) keep available the services of the current Personnel; and
(IV) preserve its current business relationships with customers, suppliers, distributors and others having business dealings with the Company and the Subsidiaries. Prior to the Closing, without the prior written consent of Buyer, which consent shall not be unreasonably withheld, neither the Company nor any Subsidiary shall:

               (i) sell, assign, lease or transfer any of the Assets, material singly or in the aggregate, other Assets sold or disposed of in the ordinary course of business, consistent with past practice, to persons who are not Affiliates of the Company or any Subsidiary;

               (ii) cancel, terminate, amend, modify or waive any material term of any Contract to which it is a party or by which it or any of the Assets is bound, which Contract provided for, during the fiscal year ended December 31, 1995, aggregate Value-Added in excess of $800,000 to the Company and the Subsidiaries;

               (iii) (A) increase the compensation payable or to become pay-able to any of its directors or officers, (B) increase the base compensation payable or to become payable to any of the Personnel (other than directors or officers), except for normal periodic increases in such base compensation in the ordinary course of business, consistent with past practice, (C) increase the sales commission rate payable or to become payable to any of the Personnel (other than directors or officers), other than in accordance with the RAI Sales Commission Plan, (D) grant, make or accrue any loan, bonus, fee, incentive compensation (excluding sales commissions), service award or other like benefit, contingently or otherwise, to or for the benefit of any of the Personnel, except pursuant to the Employee Plans described on Schedule 3.20, (E) adopt, amend or cause or suffer any addition to or modification of any Employee Plan (other than any Employee Plan referred to in clause (G) of this paragraph), other than
     (1) contributions made in the ordinary course of business, consistent with past practice or (2) the extension of coverage to any of the Personnel who became eligible after the date of this Agreement, (F) grant any additional stock options or performance unit grants or other interest under any Employee Plan, (G) enter into any new (1) employment or (2) consulting agreement providing for annual payments of $100,000 or more over the life of such consulting agreement, or cause or suffer any written or oral termination, cancellation or amendment of any such employment or consulting agreement to which it is a party (except with respect to any employee at will without a written agreement), (H) enter into any collective bargaining agreement or cause or suffer any termination or amendment of any collective bargaining agreement to which it is a party or (I) with respect to any stockholder, any other Affiliate or any Affiliate of any stockholder, grant, make or accrue any payment or distribution or other like benefit, contingently or otherwise, or otherwise transfer Assets, including, but not limited to, any payment of principal of or interest on any debt owed to any such stockholder or Affiliate, other than (x) any transactions involving less than $100,000 in the aggregate, (y) any transactions between or among Seller and any of its subsidiaries, in the ordinary course of business and on an arms' length basis and (z) any transactions among the Company and the Subsidiaries;

               (iv) except in accordance with the Capital Expenditure Plan, make any capital expenditure or commitment to make any capital expenditure;

               (v) execute any Lease for real property or any Lease for personal property involving annual payments in excess of $120,000, or incur any liability therefor;

               (vi) make any payments or give any other consideration to customers or suppliers, other than (A) payments under, and in accordance with the terms of, Contracts in effect on the date hereof, (B) signing bonuses to customers in the ordinary course of business, consistent with past practice, not to exceed $50,000 individually and $200,000 in the aggregate and (C) other payments in the ordinary course of business, consistent with past practice, not to exceed $100,000 individually and, together with those payments set forth in clause (B), not to exceed $500,000 in the aggregate;

               (vii) change its accounting methods, principles or practices, including, without limitation, any change in the application or interpretation of GAAP;

               (viii) (A) issue or sell, or enter into any agreement obligating it to issue or sell, (B) declare, set aside for payment or pay any dividend or distribution in respect of, or (C) directly or indirectly redeem, purchase or otherwise acquire, or split, combine, reclassify or otherwise adjust, any Equity Securities;

               (ix) (A) incur any indebtedness for borrowed money or enter into any commitment to borrow money, except pursuant to the Tranche C of the Swiss Bank Credit Agreement for working capital purposes or the National Geographic Loan Agreement for capital expenditures or working capital purposes, in each case, in the ordinary course of business, consistent with past practice or (B) incur any obligations for any performance bonds, payment bonds, bid bonds, surety bonds, letters of credit, guarantees or similar instruments, other than any such obligations that are not material either individually or in the aggregate, in the ordinary course of business, consistent with past practice;

               (x) pay, discharge or satisfy any liability other than (A) the repayment of the Debt Instruments on the Closing Date in accordance with provisions hereof and (B) any such payment, discharge or satisfaction in the ordinary course of business, consistent with past practice, of (1) liabilities reflected or reserved against on the Balance Sheet or on any Interim Balance Sheet or incurred subsequent thereto in the ordinary course of business, consistent with past practice or (2) liabilities under, and in accordance with the terms of, any Contracts, Permits and other commitments set forth on the Disclosure Schedule or under Contracts, Permits and other commitments which are not required to be disclosed on the Disclosure Schedule;

               (xi) change or amend its certificate or articles of incorporation or bylaws;

               (xii) (A) acquire (by merger, consolidation, acquisition of stock, other securities or assets or otherwise), (B) make any capital investment in (whether through the acquisition of an equity interest, the making of a loan or advance or otherwise) or (C) guarantee indebtedness for borrowed money of, (1) any person or (2) any portion of the assets of any person that constitutes a division or operating unit of such person;

               (xiii) mortgage, pledge or otherwise make or suffer any Encumbrance (other than Permitted Encumbrances) on any material Asset or group of Assets that are material in the aggregate;

               (xiv) accelerate payments on any indebtedness, other than in connection with the repayment of the Debt Instruments on the Closing Date in accordance with the provisions hereof;

               (xv) revalue any of the Assets, including, without limitation, any write-off of notes or accounts receivable or any increase in any reserve, involving in excess of $100,000 individually or $500,000 in the aggregate (such amounts to be calculated without netting any decrease);

               (xvi) cancel, waive or release any right or claim (or series of related rights or claims), other than as set forth in (xv), involving in excess of $100,000 individually or $500,000 in the aggregate;

               (xvii) except as otherwise provided in this Section 5.1, enter into any material transaction other than in the ordinary course of the Company's business, consistent with past practice; or

               (xviii)   except as otherwise provided in this Section 5.1, enter
     into any Contract with respect to any of the foregoing.

               In addition, the Company and Seller shall not knowingly engage in any practice, or take, or fail or omit to take, any action or enter into any transaction that would (y) impair or prevent the Company or Seller from consummating the transactions contemplated by this Agreement or (z) cause or result in any of the representations and warranties set forth in Article III to be untrue at any time after the date hereof through the Closing Date.

          (b) Buyer shall not knowingly engage in any practice, or take, or fail or omit to take, any action or enter into any transaction that would (i) impair or prevent Buyer from consummating the transactions contemplated by this Agreement or (ii) cause or result in any of

Buyer's representations and warranties set forth in Article IV to be untrue at any time after the date hereof through the Closing Date.

     5.2  Investigation by Buyer.  The Company shall, and shall cause the
          ----------------------
Subsidiaries to, allow Buyer, its counsel, accountants and other representatives and the financial institutions (and their counsel and representatives) providing or proposed to provide financing in connection with this Agreement and the transactions contemplated hereby (subject to their entering into a confidentiality agreement in form and substance reasonably satisfactory to Seller), during regular business hours upon reasonable notice, to make such reasonable inspection of the Assets, business and operations of the Company and the Subsidiaries and to inspect and make copies of Contracts, Books and Records and all other documents and information reasonably requested by Buyer and related to the operations and business of the Company and the Subsidiaries, including, without limitation, historical financial information concerning the business of the Company and the Subsidiaries. The Company shall furnish to Buyer promptly upon request (a) all additional documents and information with respect to the affairs of the Company and the Subsidiaries relating to their business and (b) access during regular business hours to the Personnel and to the Company's accountants and counsel as Buyer, or its counsel or accountants, may from time to time reasonably request and the Company shall instruct its Personnel, accountants and counsel to cooperate with Buyer, and to provide such documents and information as Buyer and its representatives may reasonably request. Notwithstanding the foregoing, Seller shall not be obligated to provide Buyer with any information (i) which would violate any law, rule or regulation or term of any Contract or (ii) if the provision thereof would adversely affect the ability of Seller or any of its Affiliates (including the Company and the Subsidiaries) to assert attorney-client, attorney work product or other similar legal privilege, provided that, with respect to all information not provided because of any such privilege under this clause (ii), Seller shall provide to Buyer a reasonable summary thereof to the extent consistent with such privilege. Any disclosure whatsoever during such investigation by Buyer, its counsel, accountants and other representatives and the financial institutions (and their counsel and representatives) providing or proposed to provide financing to Buyer in connection with this Agreement, shall not constitute an enlargement of, or additional, representations or warranties of Seller or the Company beyond those specifically set forth in this Agreement. All such information and access shall be subject to the terms and conditions of the letter agreement dated January 19, 1996 between Buyer and Seller (the "Confidentiality Agreement").
 -------------------------

     5.3  Environmental Investigation.  Buyer shall have the right, at its sole
          ---------------------------
cost and expense, to (a) inspect records, reports, permits, applications, monitoring results, studies, correspondence data and any other information or documents relevant to Environmental Conditions at the Facilities, (b) inspect all buildings and equipment at the Facilities including, without limitation, the visual inspection of the physical plants for asbestos-containing construction materials, and (c) if, other than by the performance of any tests of the soil surface or subsurface waters and air quality at, in, on, beneath or about the Facilities, Buyer shall become aware of any Environmental Conditions at the Facilities which is not disclosed in any of the Environmental Reports or any Schedule hereto, Buyer may conduct such tests of the soil surface or subsurface waters and air quality at, in, on, beneath or about the Facilities as may be recommended by an environmental consultant reasonably acceptable to Seller engaged by Buyer based on its professional judgment, in a manner consistent with good engineering practice;

provided that in each case, such tests and inspections shall be conducted only
(i) during regular business hours and upon reasonable notice and (ii) in a manner that will not unduly disrupt or interfere with the operation of the business of the Company and the Subsidiaries.

     5.4  Consents and Best Efforts.  Each of the parties hereto covenants and
          -------------------------
agrees, upon the terms and conditions contained herein, to cooperate with the other parties and to pursue diligently and in good faith and use all of its commercially reasonable efforts to consummate the transactions contemplated hereby, including, without limitation, (a) to obtain at the earliest practicable date all consents, approvals, Permits, authorizations, exemptions and waivers from third parties, including, without limitation, pursuant to the HSR Act, and
(b) to defend and cooperate with each other in any defending of legal proceedings, whether judicial or administrative and whether brought derivatively or on behalf of third parties, challenging this Agreement or the consummation of the transactions contemplated hereby. Notwithstanding the foregoing, nothing contained herein shall require Buyer to enter into any agreement or other arrangement for the financing of the transactions contemplated hereby on terms that are not satisfactory to Buyer, in its sole discretion. Buyer acknowledges that, for purposes of the foregoing, the terms and conditions of the Commitment Letter are satisfactory to Buyer, subject to negotiation and execution of definitive documentation.

     5.5  Financial Statements, etc.  The Company has delivered to Buyer Interim
          -------------------------
Financial Statements relating to the fiscal months of January and February. After the date hereof, within 20 days after the end of each fiscal month, the Company shall provide Buyer with the Interim Financial Statements relating to such fiscal month. Such Interim Financial Statements shall (a) be in accordance with the books and records of the Company, (b) be prepared in accordance with GAAP consistently applied throughout the periods covered thereby (except for the absence of footnotes) and (c) present fairly and accurately, in accordance with GAAP except to the extent set forth on Schedule 3.12 (subject to normal year-end adjustments and the presentation of general, selling and administrative expenses therein), the Assets, liabilities (including, without limitation, all reserves) and financial condition of the Company and the Subsidiaries as of the respective dates thereof and the results of operations, stockholders' equity and cash flows for the periods covered thereby.

     5.6  Notification of Certain Matters.  Seller and the Company shall give
          -------------------------------
prompt notice to Buyer if any of Edward Nytko, LaVerne Schmidt, Jeffrey Danek, Ronald Covelli and Michael Conroy becomes aware of, (a) the occurrence, or failure to occur, of any event, which occurrence or failure would be likely to cause any representation or warranty contained in this Agreement or in any exhibit or schedule hereto to be untrue or inaccurate in any material respect,
(b) any Material Adverse Change and (c) any failure of Seller, the Company, any Subsidiary or any of their respective Affiliates, stockholders or representatives to comply with, perform or satisfy, in any material respect, any covenant, condition or agreement to be complied with, performed by or satisfied by it under this Agreement or any exhibit or schedule hereto; provided that, subject to Section 9.2(e), such disclosure shall not be deemed to cure, or to relieve Seller of any liability or obligation with respect to, any breach of or failure to satisfy any representation, warranty, covenant, condition or agreement hereunder.

     5.7  No Solicitation; Notification
          -----------------------------

          (a)  No Solicitation.  Each of Seller and the Company shall not, and
               ---------------
shall cause their representatives (including, without limitation, investment bankers, attorneys and accountants) and the Subsidiaries not to, directly or indirectly, enter into, solicit, initiate, participate in or continue any discussions or negotiations with, or encourage or respond to any inquiries or proposals by, or provide any information to, or otherwise cooperate in any other way with, any corporation, partnership, person or other entity or group, other than Buyer and its representatives, concerning any sale of all or any portion of the Assets (other than as expressly permitted by this Agreement) or the business of, or of any shares of capital stock of, the Company or any Subsidiary, or any merger, consolidation, liquidation, dissolution or similar transaction involving the Company or any Subsidiary (each such transaction being referred to herein as a "Proposed Acquisition Transaction"). The Company hereby represents that it is
   --------------------------------
not now engaged in discussions or negotiations with any party other than Buyer with respect to any of the foregoing. The Company agrees not to, and agrees to cause each Subsidiary not to, release any third party from, or waive any provision of, any confidentiality or standstill agreement to which the Company or any Subsidiary is a party.

          (b)  Notification.  Seller and the Company will (i) immediately notify
               ------------
Buyer (orally and in writing) if any written offer is made, any discussions or negotiations are sought to be initiated, any inquiry, proposal or contact is made or any information is requested with respect to any Proposed Acquisition Transaction and (ii) keep Buyer informed of the status of any such offer.

     5.8  Delivery of Funds for Contribution.  At the Closing, Buyer shall
          ----------------------------------
contribute to the capital of the Company and the Subsidiaries, as applicable, funds adequate to repay all amounts due under certain outstanding indebtedness of the Company and the Subsidiaries, including, without limitation, promissory notes, security agreements and other documentation related thereto (collectively, the "Debt Instruments"), as set forth on Schedule 5.8, and Buyer,
                    ----------------
Seller and the Company shall cause the Company and each Subsidiary, as applicable, immediately upon receipt of such funds, to repay such Debt Instruments.

     5.9  Performance Bonds, etc.  Buyer shall use its reasonable best efforts
          -----------------------
to deliver to Seller replacement (or, if the beneficiary thereof will not permit replacement, back-up) performance bonds, payment bonds, bid bonds, letters of credit, guarantees and similar instruments, to replace (or, to the extent required as described above, to collateralize) all performance bonds, payment bonds, bid bonds, letters of credit, guarantees and similar instruments with respect to the Company or any Subsidiary, or portions thereof, remaining outstanding on the Closing Date, with respect to which Seller or any Affiliate of Seller (other than the Company and the Subsidiaries) would (or will, to the extent required as described above) have any liability after the Closing (each, a "Seller Performance Bond"). In the event Buyer is unable to obtain a replacement or back-up performance bond, bid bond, letter of credit, guarantee or similar instrument with respect to any Seller Performance Bond, then Buyer shall indemnify Seller and its Affiliates and hold them harmless against any and all losses incurred or suffered by them arising out of or resulting from such Seller Performance Bond after the Closing.

     5.10 Corporate Name.  Subsequent to the Closing, Buyer will not use, and
          --------------
will cause the Company and the Subsidiaries to cease use of as soon as practicable (and in any event not later than six months after the Closing Date), all Proprietary Rights incorporating the name "Ringier" in connection with the sale of any products or services or otherwise in the conduct of the business of the Company and the Subsidiaries. Buyer shall indemnify Seller and its Affiliates and hold them harmless against any and all Losses incurred or suffered by any of them arising out of or resulting from the use of the name "Ringier" by Buyer in the conduct of the business of the Company and/or the Subsidiaries after the Closing.

     5.11 Tax Elections.  No new elections with respect to material Taxes, or
          -------------
changes in current elections with respect to material Taxes, except to the extent required by law, affecting the Company or the Subsidiaries shall have been made after the date of this Agreement without the prior written consent of Buyer, which consent shall not be unreasonably withheld.

     5.12 Payments under Nytko Employment Agreement.  The parties hereto hereby
          -----------------------------------------
acknowledge that pursuant to the terms of (a) the Employment Agreement, dated January 8, 1990, among Edward C. Nytko ("Nytko"), Krueger Ringier, Inc., Ringier
                                         -----
America, Inc. and Seller, as amended on April 22, 1996 (the "Nytko Agreement"),
                                                             ---------------
Nytko is entitled to certain payments from the Company, and that Seller has guaranteed such payments pursuant to a guarantee (the "Nytko Guarantee"). The
                                                       ---------------
parties hereto agree that (i) the Company shall continue to make all payments owed to Nytko pursuant to the terms of the Nytko Agreement and (ii) Seller shall reimburse the Company for all amounts in excess of $5,400,000 paid by the Company to Nytko under the Nytko Agreement. Buyer and the Company shall indemnify and hold Seller harmless with respect to any and all amounts due and payable to Nytko by Seller, pursuant to this Section 5.12 and the Nytko Guarantee, up to $5,400,000, and Seller will indemnify and hold Buyer harmless with respect to any and all amounts due and payable to Nytko over $5,400,000. The amount of any indemnification payment pursuant to this Section 5.12 shall be calculated giving effect to actual Tax savings, if any, to the indemnified party resulting from such payments to Nytko. Each party seeking indemnification under this Section 5.12 shall provide to the other party such information and documentation as the indemnifying party shall reasonably request as necessary to verify the amount of any indemnification payment requested to be made by such indemnifying party.

     5.13 Accountants' Opinions and Consents.  From the date of this Agreement,
          ----------------------------------
Seller shall use its reasonable best efforts to cause Ernst & Young to provide Buyer, at Buyer's expense, with all opinions and consents (including reports) with respect to the financial statements of the Company and the Subsidiaries necessary for the completion of Buyer's filings with the Securities Exchange Commission under the Securities Act of 1933, as amended (the "Act"), and the
                                                              ---
Securities Exchange Act of 1934, as amended (the "Exchange Act"), until such
                                                  ------------
time as such financial statements, opinions and consents are no longer required to be included in such filings by the Act, the Exchange Act or the rules and regulations promulgated thereunder.

                                   ARTICLE VI

              CONDITIONS TO SELLER'S AND THE COMPANY'S OBLIGATIONS
              ----------------------------------------------------

          The obligations of Seller and the Company to consummate the transactions contemplated hereby on the Closing Date are subject, in the discretion of Seller, to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived by Seller in accordance with Section 10.5:

     6.1  Representations, Warranties and Covenants.  All representations and
          -----------------------------------------
warranties of Buyer contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date as if such representations and warranties were made at and as of the Closing Date (except to the extent that any such representations and warranties were made as of a specified date and as to such representations and warranties the same shall continue on the Closing Date to have been true in all material respects as of such specified date) and Buyer shall have performed in all material respects all obligations arising under the agreements and covenants required hereby to be performed by it prior to or at the Closing Date.

     6.2  No Proceedings or Litigation.  No Actions by any governmental
          ----------------------------
authority or any other entity or person shall have been instituted or threatened for the purpose of enjoining or preventing, or which question the validity or legality of, the transactions contemplated hereby and which could reasonably be expected to damage Seller materially if the transactions contemplated hereby are consummated, except for any Action by any person other than a governmental authority the basis of which represents a breach by Seller of any representation and warranty contained herein.

     6.3  Opinion of Counsel.  Buyer shall have delivered to the Company and
          ------------------
Seller an opinion of Latham & Watkins, counsel to Buyer, dated as of the Closing Date, substantially with respect to the matters set forth in Exhibit B hereto.
                                                             ------- -

     6.4  Closing Deliveries.  Seller and the Company shall have received, at or
          ------------------
prior to Closing, the following:

          (a) a certificate executed by the Secretary or an Assistant Secretary of Buyer certifying as of the Closing Date (i) a true and correct copy of the certificate of incorporation of Buyer, (ii) a true and correct copy of the bylaws of Buyer, (iii) a true and correct copy of the resolutions of the board of directors of Buyer authorizing the execution, delivery and performance of this Agreement by Buyer and the consummation of the transactions contemplated hereby and (iv) incumbency matters;

          (b) a certificate executed by the Chief Financial Officer and any Vice President of Buyer certifying that, as of the Closing Date, the conditions set forth in Sections 6.1 and 6.2 have been satisfied;

          (c) a copy of the certificate of incorporation of Buyer and all amendments thereto, certified as of a recent date by the Secretary of State of the State of Delaware; and

          (d) a certificate of the Secretary of State of the State of Delaware certifying as of a recent date the good standing of Buyer in such State.

     6.5  Consents.  All consents, approvals, waivers and Permits (other than
          --------
consents or filings that may need to made with respect to transfer of environmental or similar Permits) from governmental and regulatory authorities (other than those required under the HSR Act) required to consummate the transactions set forth herein or contemplated hereby hereto shall have been obtained.

     6.6  HSR Act.  All filings to be made under the HSR Act with respect to
          -------
this Agreement and the transactions contemplated hereby shall have been made and the applicable waiting period, including all extensions thereof, under the HSR Act shall have expired or been terminated.

     6.7  Delivery of Funds for Contribution.  At the Closing, (i) Buyer shall
          ----------------------------------
have contributed to the capital of the Company and the Subsidiaries, as applicable, funds adequate to repay the Debt Instruments, (ii) the outstanding principal amount of, and accrued unpaid interest on, the Debt Instruments shall have been repaid and (iii) all guarantees granted by Seller in favor of the lenders under the Debt Instruments shall have been released.


                                   ARTICLE VII

                        CONDITIONS TO BUYER'S OBLIGATIONS
                        ---------------------------------

          The obligations of Buyer to consummate the transactions contemplated hereby are subject, in the discretion of to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived by Buyer in accordance with Section 10.5:

     7.1  Representations, Warranties and Covenants.
          -----------------------------------------

          (a) All representations and warranties of Seller and the Company contained in this Agreement and in any Ancillary Agreement shall be true and correct at and as of the Closing Date as if such representations and warranties were made at and as of the Closing Date (except as set forth in clause (b) below), except where the untruth or incorrectness of such representations and warranties would not, singly or in the aggregate, have a Material Adverse Effect. For purposes of this Section 7.1(a), the representations and warranties of Seller and the Company contained in this Agreement shall be deemed to have been made without any qualification as to knowledge or materiality and, accordingly, all references in such representations and warranties to "material," "Material Adverse Effect," "in all material respects," "Material Adverse Change," "knowledge," "best knowledge" and similar terms and phrases (including, without limitation, references to the dollar thresholds therein) shall be deemed to be deleted therefrom; provided that the foregoing clause shall not apply solely for the purpose of determining the truth and correctness of the lists set forth in certain informational representations and warranties that require disclosure of lists of items of a material nature or above a specified threshold.

          (b)  For purposes of the foregoing clause (a):

          (i) to the extent that any such representations and warranties were made as of a specified date, such representations and warranties shall continue on the Closing Date to have been true in all material respects as of such specified date; and

          (ii) the lists required to be provided pursuant to the representations and warranties set forth in Sections 3.7(c), 3.8, 3.9, 3.19 and 3.27 shall be updated as of the Closing Date (or as of a date no later than five business days prior to the Closing Date), and such representations and warranties shall be modified by such updates.

          (c) Seller and the Company shall have performed in all material respects all obligations arising under the agreements and covenants required hereby to be performed by them prior to or at the Closing Date.

     7.2  Consents.  All consents, approvals, waivers and Permits (other than
          --------
consents or filings that may need to made with respect to transfer of environmental or similar Permits) from governmental and regulatory authorities (other than those required under the HSR Act) required to consummation the transactions set forth herein or contemplated hereby shall have been obtained.

     7.3  No Proceedings or Litigation.  No Actions by any governmental
          ----------------------------
authority or any other entity or person shall have been instituted or threatened for the purpose of enjoining or preventing, or which question the validity or legality of, the transactions contemplated hereby and which could reasonably be expected to damage Buyer materially if the transactions contemplated hereby are consummated, except for any Action by any person other than a governmental authority the basis of which represents a breach by Buyer of any representation and warranty contained herein.

     7.4  Opinions of Counsel.  Seller shall have delivered to Buyer (i) an
          -------------------
opinion of Fried, Frank, Harris, Shriver & Jacobson, counsel for Seller and the Company, dated as of the Closing Date and (ii) an opinion of Nobel & Hug, special Swiss counsel for Seller, each dated as of the Closing Date, substantially with respect to the matters set forth in Exhibits C and D attached
                                                       -------- -     -
hereto.

     7.5  Closing Deliveries.  Buyer shall have received, at or prior to the
          ------------------
Closing, the following:

          (a) a certificate executed by the Secretary of Seller certifying as of the Closing Date (i) a true and correct copy of the Grundungsurkunde or Statuten of Seller, (ii) a true and correct copy of the bylaws of Seller, (iii) a true and correct copy of the resolutions of the board of directors of Seller authorizing the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by Seller and (iv) incumbency matters;

          (b) a certificate executed by the Secretary of the Company certifying as of the

Closing Date (i) a true and correct copy of the certificate or articles of incorporation of the Company and each Subsidiary, (ii) a true and correct copy of the bylaws of the Company and each Subsidiary, (iii) a true and correct copy of the resolutions of the board of directors of the Company and the Subsidiaries authorizing the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby and (iv) incumbency matters;

          (c) a certificate executed by the Chief Financial Officer and any Vice President of Seller and by the President and the Chief Financial Officer of the Company certifying that, as of the Closing Date, all of the representations and warranties set forth in Article III are true and correct in all material respects as of such date (except as set forth in Sections 7.1(b)(i) and (ii) and except as set forth on a schedule to such certificate);

          (d) a certificate executed by the Chief Financial Officer and any Vice President of Seller and by the President and the Chief Financial Officer of the Company certifying that, as of the Closing Date, the conditions set forth in Sections 7.1, 7.2, 7.3 and 7.6 have been satisfied;

          (e) a statement prepared in accordance with Treasury Regulation Sec.Sec. 1.1445-2(c)(3) and 1.897-2(h) certifying that the Shares are not a U.S. real property interest as defined therein;

          (f) a copy of the certificate or articles of incorporation of the Company and each Subsidiary and all amendments thereto, each certified as of a recent date by the appropriate Secretary of State;

          (g) a certificate of the appropriate Secretary of State certifying the good standing of the Company and each Subsidiary in the relevant state of its incorporation and all other states where it is qualified to do business;

          (h) physical possession of all original minute books, corporate seals and stock records of the Company and the Subsidiaries; and

          (i) physical possession of all Books and Records (other than those covered by clause (g) above), Permits, policies, Contracts, plans or other instruments of the Company and the Subsidiaries that are in the possession of Seller, all such materials to be deemed delivered to Buyer if they are present at any of the Facilities.

     7.6  Material Changes.  Since the Balance Sheet Date, there shall not have
          ----------------
been any Material Adverse Change.

     7.7  Financing.  Buyer shall have obtained and consummated financing and
          ---------
received proceeds thereof on terms and conditions satisfactory to Buyer, sufficient to enable it to consummate the transactions contemplated hereby and to provide working capital for its operations after the Closing, all as determined by Buyer in its sole discretion. Buyer acknowledges that, for purposes of the foregoing, the terms and conditions of the Commitment

Letter are satisfactory to Buyer, subject to negotiation and execution of definitive documentation.

     7.8  HSR Act.  All filings to be made under the HSR Act with respect to
          -------
this Agreement and the transactions contemplated hereby shall have been made and the applicable waiting period, including all extensions thereof, under the HSR Act shall have expired or been terminated.

     7.9  Lender Releases.  Upon receipt of the funds with respect to the Debt
          ---------------
Instruments as provided in Section 5.8, the lenders described therein shall (a) cancel, terminate, extinguish and deliver to the Company and Buyer all Debt Instruments, and shall release all Encumbrances in connection therewith (and shall, if necessary or advisable, reconvey all Assets or property that are the subject of such Encumbrances) and (b) deliver to the Company and Buyer an acknowledgement of payment and release and other evidence satisfactory to Buyer of such termination, cancellation and extinguishment of all Debt Instruments and related Encumbrances.

     7.10 Escrow Agreement.  At the Closing, Seller and the Escrow Agent shall
          ----------------
enter into the Escrow Agreement with Buyer and Buyer shall make the deposit into escrow thereunder required thereby.

     7.11 Resignations of Directors of the Company and the Subsidiaries.  Each
          -------------------------------------------------------------
member of the board of directors of the Company and each Subsidiary shall have tendered resignations from the applicable board of directors.


                                  ARTICLE VIII

                           ACTIONS BY SELLER AND BUYER
                           ---------------------------
                                AFTER THE CLOSING
                                -----------------

     8.1  Books and Records.  Seller and Buyer agree that each will cooperate
          -----------------
with and make available to the other party, during normal business hours, all Books and Records and Personnel (without any disruption of employment) retained and remaining in existence after the Closing Date that are reasonably requested in connection with any Tax inquiry, audit, investigation or dispute, any litigation or investigation or any other matter requiring any such Books and Records or Personnel for any reasonable business purpose. The party requesting access to any such Books and Records or Personnel shall bear all of the out-of-pocket costs and expenses (including without limitation, attorneys' fees, but excluding reimbursement for salaries and employee benefits and other normal overhead expenses) reasonably incurred in connection with providing access to such Books and Records and Personnel.

     8.2  Survival of Representations, etc.  The representations and warranties
          --------------------------------
of Seller contained herein and in any Ancillary Agreement shall survive the Closing until the eighteen month anniversary of the Closing Date, without regard to any investigation made by Buyer, unless Buyer notifies Seller in writing prior to such date of any specific claim or claims for alleged breach of any such representation or warranty, in which case such representation or warranty shall survive with respect to such claim until the final resolution by settlement, arbitration, litigation or otherwise of any such claim, so long as there is a factual basis for the claim being made and such claim is made in good faith; provided that (i) the representations and warranties contained in Sections 3.1 (Ownership of the Shares), 3.2 (Organization and Authorization of Seller), 3.3 (Organization and Capitalization of the Company), 3.4 (Authorization) and 3.5 (Subsidiaries) shall survive indefinitely, (ii) the representations and warranties contained in Section 3.22 (Tax Matters) shall survive through the applicable statutes of limitations, including all extensions thereof, and (iii) the representations and warranties contained in 3.26 (Compliance with Environmental Laws) shall survive until the third anniversary of the Closing Date. All representations and warranties of Buyer shall survive until the eighteen month anniversary of the Closing Date.

     8.3  Further Assurances
          ------------------

          Following the Closing, each of Seller and Buyer shall, at the request and expense of the other, execute such documents, instruments or conveyances and take such actions as may be requested by the other party or its counsel and otherwise cooperate in a reasonable manner with the other party, its Affiliates and their respective representatives in connection with any action that may be necessary or advisable to carry out the provisions hereof or transactions contemplated hereby.

     8.4  Litigation Support.  In the event and for so long as any party hereto
          ------------------
is actively contesting or defending against any charge, complaint, action, suit, proceeding, hearing, investigation, claim or demand in connection with (a) any transaction contemplated under this Agreement or (b) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act or transaction involving the Company or any Subsidiary, each of the other parties will cooperate with such party and its counsel in the contest or defense, make available its personnel and provide such testimony and access to its books and records during regular business hours as shall be reasonably necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending party (unless the contesting or defending party is entitled to indemnification hereunder). The covenant contained in this Section 8.4 shall not be lieu of or otherwise limit the indemnification obligations of the parties pursuant to Article IX.


                                   ARTICLE IX

                                 INDEMNIFICATION
                                 ---------------

     9.1  General Indemnification.
          -----------------------

          (a)  By Seller
               ---------

               (i)  Indemnification.  Subject to the limitations set forth in
                    ---------------
     Section 9.2, if the Closing shall occur, Seller shall indemnify, save and hold Buyer, the Company, the Subsidiaries and each of their respective Affiliates, directors, stockholders, officers, employees, successors, transferees and assignees, and their respective representatives

     (each, a "Buyer Party"), harmless from and against any and all costs,
               -----------
     losses, charges, liabilities, obligations, actual damages (or, in the case of damages incurred by a third party claimant, punitive or consequential damages), lawsuits, actions, judgments, deficiencies, demands, fees, claims, settlements and expenses (whether arising out of third-party claims or otherwise), including, without limitation, interest, penalties, reasonable attorneys' fees and expenses, all amounts paid in the investigation, defense or settlement of any of the foregoing and costs of enforcing this indemnity (collectively, "Losses") incurred in connection
                                              ------
     with, arising out of, resulting from or relating to:

                    (A) any untruth or inaccuracy of any representation or warranty of or by the Company or Seller in or pursuant to this Agreement or any Ancillary Agreement (other than the representations and warranties contained in Sections 3.1, 3.3(b) and 3.5(a));

                    (B) the nonfulfillment, nonperformance or other breach of any covenant or agreement made by the Company or the Seller in or pursuant to this Agreement or any Ancillary Agreement;

                    (C) any untruth or inaccuracy of any representation of or by the Company or Seller in or pursuant to Sections 3.1, 3.3(b) and 3.5(a);

                    (D)  Environmental Claims relating to:

                         (1) (y) remediation and investigation currently being
               performed in connection with the six removed and one inactive underground storage tanks formerly in use at the Brookfield Facility and (z) the removal of one 500-gallon diesel tank at the Augusta Facility;

                         (2) the disposal, or arrangement for the disposal, from any of the Facilities, at any offsite facility or location of Hazardous Substances by the Company or any Subsidiary at any time prior to the Closing Date, except to the extent, based on any applicable statutory and common law principles of contribution and equitable allocation, Buyer disposed of, or arranged for the disposal of, Hazardous Substances at any such offsite facility or location after the Closing Date; and

                         (3) the matter set forth on Schedule 9.1(a)(i)(D)(3) as specifically pending as of the Closing Date; and

                    (E)  Environmental Claims relating to:

                         (1) the Former Properties; and

                         (2) the disposal, or arrangement for the disposal, from
               any of the Former Properties, at any offsite facility or location of Hazardous Substances (including, without limitation, the Lenz Oil Superfund Site in

               Lemont, Illinois) by the Company or any Subsidiary at any time prior to the Closing Date (each, a "Buyer Claim").
                                                   -----------

     Except with respect to any claims by a Buyer Party for indemnification pursuant to Section 9.1(a)(i)(A) with respect to breaches of the representations and warranties contained in Section 3.26 (Compliance with Environmental Laws) or Section 9.1(a)(i)(D) or (E), which claims shall be governed exclusively by the procedures set forth in Section 9.1(c) and the limitations set forth in Section 9.2, the indemnity provided for in this
     Section 9.1(a) is not limited to matters asserted by third parties against any Buyer Party, but includes Buyer Claims incurred or sustained by any Buyer Party in the absence of third party claims.

               (ii) Claim Procedure.  Promptly after receipt by any party hereto
                    ---------------
     of notice of the commencement of any Action, or the assertion by any third party of any Buyer Claim, with respect to which any Buyer Party is entitled to indemnification under this Section 9.1(a), the party receiving such notice shall use its best efforts to notify (the "Buyer Claim Notice") each
                                                       ------------------
     other party hereto in writing of the commencement of such Action or the assertion of such Buyer Claim; provided that the failure to give such notice promptly shall not relieve Seller of any liability that it may have to the indemnified Buyer Party except to the extent that Seller is prejudiced thereby. Seller shall have the option, and shall notify each indemnified Buyer Party in writing within 30 business days after the date of the Buyer Claim Notice (unless, in the reasonable judgment of the indemnified Buyer Party or Parties, the nature of such Action or Buyer Claim requires a response within a shorter period of time, in which case the Buyer Claim Notice shall state the time for response and the basis for the shorter response period) of its election either (A) to participate (at its own expense) in the defense of such Action or Buyer Claim (in which case the defense of such Action or Buyer Claim shall be controlled by the indemnified Buyer Party or Parties) or (B) to take charge of and control the defense of such Action or Buyer Claim (at its own expense). If Seller fails to notify each indemnified Buyer Party of its election within the applicable response period (as determined in accordance with the immediately preceding sentence), then Seller shall be deemed to have elected not to assume the defense of such Action or Buyer Claim. Seller's failure to respond shall not relieve Seller of its indemnification obligations under this Section 9.1(a). If Seller elects to assume the defense of any Action or Buyer Claim in accordance with this Section 9.1(a)(ii), then the indemnified Buyer Party or Parties shall be entitled to participate (at their own expense) in such defense. If Seller elects not to assume the defense of any Action or Buyer Claim, Seller may nonetheless participate (at its own expense) in the defense thereof.

               (iii)     Settlement of Buyer Claims.  If Seller elects (or is
                         --------------------------
     deemed to have elected) not to assume the defense of an Action or Buyer Claim in accordance with Section 9.1(a)(ii), then the indemnified Buyer Party or Parties may settle such Action or Buyer Claim without the written consent of Seller and Seller agrees to indemnify and hold each indemnified Buyer Party harmless from and against any such Action or Buyer Claim by reason of such settlement; provided that at least ten days prior to any such settlement, the indemnified Buyer Party or Parties deliver to Seller written notice of its or their intention to settle such Action or Buyer Claim (which notice shall set forth in reasonable detail the terms of such proposed settlement); provided further that Buyer shall not enter into such proposed settlement if Seller reasonably opposes such settlement and begins to directly pay all of the expenses (including, without limitation, attorneys' fees) in connection with such Action or assertion, as and when incurred. Except as set forth in the immediately preceding sentence, Seller shall not be liable for any settlement of any Action Buyer Claim effected without its written consent, but if settled with its written consent (which consent shall not be unreasonably withheld or delayed), Seller agrees to indemnify and hold each indemnified Buyer Party harmless from and against any such Action or Buyer Claim by reason of such settlement.

               (iv) Each indemnified Buyer Party shall provide to Seller such information and documentation as Seller shall reasonably request as necessary to verify any Losses giving rise to a claim for indemnification by such indemnified Buyer Party hereunder.

               (v)  Notwithstanding anything set forth in Section 9.1(a)(i)-
     (iv), any claims by a Buyer Party for indemnification pursuant to Section 9.1(a)(i)(A) with respect to breaches of the representations and warranties contained in Section 3.26 (Compliance with Environmental Laws) or Section 9.1(a)(i)(D) or (E) shall be governed exclusively by the procedures set forth in Section 9.1(c) and the limitations set forth in Section 9.2.

          (b)  By Buyer
               --------

               (i) Subject to the limitations set forth in Section 9.2, if the Closing shall occur, Buyer shall indemnify, save and hold Seller and its subsidiaries, Affiliates, directors, stockholders, officers, employees, successors, transferees, assignees and representatives (each, a "Seller
                                                                      ------
     Party"), harmless from and against any and all Losses incurred in
     -----
     connection with, arising out of, resulting from or relating to (1) any untruth or inaccuracy of any representation or warranty of Buyer in or pursuant to this Agreement or any Ancillary Agreement, (2) the nonfulfillment, nonperformance or other breach of any covenant or agreement made by Buyer in or pursuant to this Agreement or any Ancillary Agreement or (3) any Environmental Condition arising out of, resulting from or relating to the operation or ownership of the business (including, without limitation, the disposal, or arrangement for disposal, of Hazardous Substances) of the Company and/or the Subsidiaries on or after the Closing Date or prior to the Closing Date except to the extent that such Losses are indemnified by Seller pursuant to Section 9.1(a)(i)(A) with respect to breaches of the representations and warranties contained in Section 3.26 (Compliance with Environmental Laws) or Section 9.1(a)(i)(D) or (E), or elsewhere in this Agreement (each, a "Seller Claim"). The indemnity
                                           ------------
     provided for in this Section 9.1(b) is not limited to matters asserted by third parties against any Seller Party, but includes Seller Claims incurred or sustained by any Seller Party in the absence of third-party claims.

               (ii) Claim Procedure.  Promptly after receipt by any party hereto
                    ---------------
     of notice of the commencement of any Action, or the assertion by any third party of any

     Seller Claim, with respect to which any Seller Party is entitled to indemnification under this Section 9.1(b), the party receiving such notice shall use its best efforts to notify (the "Seller Claim Notice") each other
                                                -------------------
     party hereto in writing of the commencement of such Action or the assertion of such Seller Claim; provided that the failure to give such notice promptly shall not relieve Buyer of any liability that it may have to the indemnified Seller Party except to the extent that Buyer is prejudiced thereby. Buyer shall have the option, and shall notify each indemnified Seller Party in writing within 30 days after the date of the Seller Claim Notice (unless, in the reasonable judgment of the indemnified Seller Party or Parties, the nature of such Action or Seller Claim requires a response within a shorter period of time, in which case the Seller Claim Notice shall state the time for response and the basis for the shorter response period) of its election either (A) to participate (at its own expense) in the defense of such Action or Seller Claim (in which case the defense of such Action or Seller Claim shall be controlled by the indemnified Seller Party or Parties) or (B) to take charge of and control the defense of such Action or Seller Claim (at its own expense). If Buyer fails to notify each indemnified Seller Party of its election within the applicable response period (as determined in accordance with the immediately preceding sentence), then Buyer shall be deemed to have elected not to assume the defense of such Action or Seller Claim. Buyer's failure to respond shall not relieve Buyer of its indemnification obligations under this Section 9.1(b). If Buyer elects to assume the defense of any Action or Seller Claim in accordance with this Section 9.1(a)(ii), then the indemnified Seller Party or Parties shall be entitled to participate (at their own expense) in such defense. If Buyer elects not to assume the defense of any Action or Seller Claim, Buyer may nonetheless participate (at its own expense) in the defense thereof.

               (iii)     Settlement of Seller Claims.  If Buyer elects (or is
                         ---------------------------
     deemed to have elected) not to assume to defense of an Action or Seller Claim in accordance with Section 9.1(b)(ii), then the indemnified Seller Party or Parties may settle such Action or Seller Claim without the written consent of Buyer and Buyer agrees to indemnify and hold each indemnified Seller Party harmless from and against any such Action or Seller Claim by reason of such settlement; provided that at least ten days prior to any such settlement, the indemnified Seller Party or Parties deliver to Buyer written notice of its or their intention to settle such Action or Seller Claim (which notice shall set forth in reasonable detail the terms of such proposed settlement); provided further that in the case of any Action or any third-party assertion of a Seller Claim, Seller shall not enter into such proposed settlement if Buyer opposes such settlement and begins to directly pay all of the expenses (including, without limitation, attorneys' fees) in connection with such Action, as incurred. Except as set forth in the immediately preceding sentence, Buyer shall not be liable for any settlement of any Action or Seller Claim effected without its written consent, but if settled with its written consent (which consent shall not be unreasonably withheld or delayed), Buyer agrees to indemnify and hold each indemnified Seller Party harmless from and against any such Action or Seller Claim by reason of such settlement.

               (iv) Each indemnified Seller Party shall provide to Buyer such information and documentation as Buyer shall reasonably request as necessary to verify any Losses giving rise to a claim for indemnification by such indemnified Seller Party hereunder.

               (v)  Notwithstanding anything set forth in Section 9.1(b)(i)-
     (iv), any claims by a Seller Party for indemnification pursuant to Section 9.1(b)(i) relating to any Environmental Condition shall be governed exclusively by the procedures set forth in Section 9.1(c) and the limitations set forth in Section 9.2.

          (c)  Environmental Claims Procedures.
               -------------------------------

               (i)  Subject to the terms and conditions set forth in this
     Section 9.1(c), in the event that a written notice asserting a claim for indemnification with respect to any Environmental Condition describing the nature of the claim in reasonable detail ("Environmental Notice") shall have been given by the party seeking to be indemnified to the party from whom indemnification is sought prior to the expiration of the applicable survival period of the right to indemnification for such claim, then such right to indemnification shall survive, to the extent of such claim only, until such claim is resolved, whether or not the Losses resulting from such breach have been finally determined at the time the notice is given, but only if (y) in the case of a claim made by reason of a written third-party claim relating to (A) the disposal, or arrangement for the disposal, of Hazardous Substances at any offsite facility or location or (B) Environmental Conditions at, on, under or about the Former Properties, the Environmental Notice is accompanied by a copy of the written notice of the third-party claimant and (z) in the case of any claim made other than by reason of a third-party claim relating to Environmental Conditions at, on, under or about the Facilities, some expenses shall have been incurred in good faith at or prior to the date of such notice in connection with a violation of Environmental Laws and such Environmental Notice is accompanied by available test results, if any, setting forth the basis for the claim as to which the Environmental Notice relates.

               (ii) If any Buyer Party seeking indemnification under Section 9.1(a)(i)(A) with respect to breaches of the representations and warranties contained in Section 3.26 (Compliance with Environmental Laws) or under
     Section 9.1(a)(i)(D) or (E), or any Seller Party seeking indemnification under Section 9.1(b)(i) (in each case, an "Indemnified Party") receives written notice of any claim made by a third party (a "Third-Party Claim") or has knowledge of any other claim for indemnification other than a Third-Party Claim, which is to be the basis for a claim for indemnification hereunder, the Indemnified Party shall promptly give the other party (the "Indemnifying Party") an Environmental Notice; provided that failure of the Indemnified Party to give the Indemnifying Party prompt notice as provided herein shall not relieve the Indemnifying Party of any of its obligations hereunder unless and only to the extent that the Indemnifying Party shall have been prejudiced thereby.

               (iii) Upon receiving an Environmental Notice from the Indemnified Party pursuant to Section 9.1(c)(ii), the Indemnifying Party may, but shall not be required to, diligently and to conclusion plan, implement and control any action (including, without limitation, the defense of all Third-Party Claims) taken with respect to any Environmental Condition to which the Environmental Notice relates (an "Indemnified Environmental Matter"), including the compromise or settlement of any Third-Party Claim, and the Indemnifying Party shall pay all Losses; provided that in such case, the Indemnified Party shall have no obligation to pay any additional Losses of the Indemnified Party thereafter incurred defending or otherwise responding to such Indemnified Environmental Matter; provided further that should the Indemnifying Party fail to complete or diligently pursue completion of such actions, the Indemnified Party shall have the right (but not the obligation) to complete such actions and to be indemnified therefor in accordance with the provisions of this Agreement. No compromise or settlement in respect of any Indemnified Environmental Matter may be effected by the Indemnifying Party without the Indemnifying Party's prior written consent (which consent shall not be unreasonably withheld), unless the sole relief is monetary damages that are paid in full by the Indemnifying Party. The Indemnifying Party shall give notice to the Indemnified Party as to its intention to assume the planning, implementation or control of any Indemnified Environmental Matter within 30 days after the date of receipt of the Indemnified Party's notice in respect of such Indemnified Environmental Matter. If the Indemnifying Party does not, within 30 days after the Indemnified Party's notice is given, give notice to the Indemnified Party of its assumption of the planning, implementation or control of the Indemnified Environmental Matter, the Indemnifying Party shall be deemed to have waived its rights to plan, implement or control thereof. If the Indemnified Party assumes the planning, implementation or control of any Indemnified Environmental Matter because of the failure of the Indemnifying Party to do so in accordance with this Section 9.1(c)(iii), no compromise or settlement in respect of any Indemnified Environmental Matter may be effected by the Indemnified Party without the Indemnifying Party's prior written consent (which consent shall not be unreasonably withheld).

               (iv) Notwithstanding anything to the contrary contained in
     Section 9.1(c)(iii), any actions taken by the Indemnifying Party or Indemnified Party with respect to the planning, implementation or control of any Indemnified Environmental Matter shall be conducted in a commercially reasonable manner. In the event of a disagreement between the Indemnifying Party and the Indemnified Party concerning whether any investigative, remedial or compliance-related action taken with respect to any Indemnified Environmental Matter is commercially reasonable, the parties shall each in good faith attempt to resolve such disagreement on a reasonable basis with the assistance of their respective environmental consultants; any remaining disagreements shall promptly be referred to an independent consultant having expertise in the matter at issue, mutually acceptable to the parties (or, if the parties cannot so agree, the American Arbitration Association shall select such a consultant who shall be independent from each of the parties and whose fees and expenses shall be paid equally by the parties), who shall evaluate the facts and circumstances at issue and shall recommend a course of action which the independent consultant believes in its good faith judgment should be taken (but shall not itself perform such action). Such recommendation shall be final and binding upon the parties. The parties agree to act as promptly as practicable in implementing the foregoing procedures, and further agree that, in the event of exigent circumstances that require any actions by the Indemnifying Party or the Indemnified Party, as the case may be, before the foregoing procedures can be implemented, each of the Indemnifying Party and the Indemnified Party, as the case may be, may undertake such actions at its own expense and shall be entitled to indemnification hereunder to the extent that its actions are subsequently ratified by such procedure.

               (v) For purposes of this Section 9.1(c), "commercially reasonable manner" shall be determined from the perspective of a reasonable business person acting (without regard to the availability of indemnification hereunder) to achieve compliance with Environmental Law or avoid or mitigate a loss or liability or potential loss or liability with respect to Environmental Law.

               (vi) Notwithstanding anything to the contrary contained in this
     Section 9.1(c), Buyer may not seek, and is not entitled to, indemnification from Seller pursuant to this Section 9.1 for any Losses resulting from the disclosure to any governmental authority of any Environmental Condition unless Buyer believes, in its good faith business judgment (exercised without regard to the availability of indemnification hereunder), and after consultation with counsel, that such disclosure is required under any Environmental Law. Buyer agrees to consult with Seller prior to any such disclosure, except in the event that such advance consultation is prohibited or rendered impracticable by exigent circumstances, in which case Buyer shall promptly thereafter notify Seller of such disclosure.

     9.2  Limitations on Indemnity
          ------------------------

          (a)  General.  The respective indemnification obligations of Seller
               -------
and Buyer with respect to any breach of any representation, warranty, covenant or agreement pursuant to Section 9.1 shall be limited to claims for Losses made prior to the last date of survival thereof referred to in Section 8.2, subject to the terms set forth in such Section.

          (b)  Maximum Liability
               -----------------

               (i)  Seller Liability.  The maximum aggregate amount of Losses
                    ----------------
     for which Seller shall be liable pursuant to Sections 9.1(a)(i)(A), (B) and
     (D) hereof to all Buyer Parties hereunder shall be $43,000,000. The indemnification obligations of Seller with respect to Buyer Claims pursuant to Sections 9.1(a)(i)(C) and (E) shall not be limited as to any dollar amount.

               (ii) Buyer Liability.  The maximum aggregate amount of Losses for
                    ---------------
     which Buyer shall be liable pursuant to Section 9.1(b) to all Seller Parties hereunder shall be $43,000,000.

          (c)  Deductibles
               -----------

               (i)  Seller Deductibles.
                    ------------------

                    (A) No Buyer Party shall seek, or be entitled to, indemnification from Seller pursuant to Section 9.1(a)(i)(D) until the aggregate amount of Losses incurred by all Buyer Parties in connection with matters addressed in such Section exceeds $200,000. Once such aggregate amount of Losses exceeds $200,000, such portion of such aggregate Losses, if any, then outstanding that exceeds $200,000, together with all Losses resulting from future Buyer Claims pursuant to Section 9.1(a)(i)(D), shall be considered in the calculation of the Seller Deductible as set forth in Section 9.2(c)(i)(B) below.

                    (B) No Buyer Party shall seek, or be entitled to, indemnification from Seller pursuant to Section 9.1(a)(i)(A), (B) or
          (D) (subject to Section 9.2(c)(i)(A) above) until the aggregate amount of Losses incurred by all Buyer Parties under such Sections (but for the operation of this Section 9.2(c)(i)) exceeds $4,300,000 (the "Seller Deductible"). Once such aggregate amount of Losses exceeds
           -----------------
          the Seller Deductible, such portion of such aggregate Losses, if any, then outstanding that exceeds the Seller Deductible, together with all future Losses resulting from Buyer Claims, shall be fully reimbursable, subject to the limitations set forth in Section 9.2(b)(i). Claims made pursuant to Section 9.1(a)(i)(C) or (E) are not subject to the Seller Deductible.

               (ii) Buyer Deductible.  No Seller Party shall seek, or be
                    ----------------
     entitled to, indemnification from Buyer pursuant to Section 9.1(b) until the aggregate amount of Losses incurred by all Seller Parties under such Section (but for the operation of this Section 9.2(c)(ii)) exceeds $4,300,000 (the "Buyer Deductible"). Once such aggregate amount of Losses
                      ----------------
     exceed the Buyer Deductible, such portion of such aggregate Losses, if any, then outstanding that exceeds the Buyer Deductible, together with all future Losses resulting from Seller Claims, shall be fully reimbursable, subject to Section 9.2(b)(ii).

          (d)  Insurance Proceeds.  To the extent that any Buyer Claim or Seller
               ------------------
Claim is covered by insurance held by such indemnified Buyer Party or Seller Party, such indemnified party shall be entitled to indemnification pursuant to this Agreement only with respect to the amount of the Losses that are in excess of the cash proceeds received from such insurance. If such indemnified party receives such cash insurance proceeds prior to the time such claim is paid, then the amount payable by the indemnifying party pursuant to such claim shall be reduced by the amount of such proceeds. If such indemnified party receives such cash insurance proceeds after such claim has been paid, then upon the receipt by the indemnified party of any cash proceeds pursuant to such insurance in excess of the amount of Losses incurred by such indemnified party with respect to such claim, such indemnified party must repay any portion of such excess amount which was previously paid by the indemnifying party to such indemnified party in satisfaction of such claim.

          (e)  Pre-Closing Disclosure.  An indemnified party shall not be
               ----------------------
entitled to indemnification pursuant to Section 9.1(a) or (b) for any untruth or inaccuracy of any representation or warranty made to it, or for the nonfulfillment, nonperformance or other breach of any covenant or agreement for its benefit, if

          (i) such untruth, inaccuracy, nonfulfillment, nonperformance or other breach was made known to such indemnified party by appearing either on the Disclosure Schedule or in any certificate delivered at Closing pursuant to this Agreement (provided that, with respect to any such item disclosed by Seller or the Company pursuant to Section 7.5(c), if (A) the failure to disclose such item on the Disclosure Schedule as of the date hereof constituted a breach of any representation or warranty set forth in Article III when such representation or warranty was made on the date hereof and
     (B) all such items, in the aggregate, do not constitute a Material Adverse Effect, then Buyer shall be entitled to indemnification with respect to such item pursuant to Section 9.1(a)); and

          (ii) such indemnified party consummates the transactions contemplated hereby.

          Notwithstanding the foregoing, nothing contained in this Section 9.2(e) shall prevent Buyer from seeking indemnification against Seller for any breach by Seller of any covenant contained herein (including, without limitation, the provisions of Section 5.1).

          (f)  Calculation of Losses.  The amount of any Losses under Section
               ---------------------
9.1(a) or (b) shall be calculated giving effect to (i) actual Tax savings, if any, to the indemnified party resulting from the payments (or adjustments) giving rise to such indemnity payments and (ii) the actual additional Taxes, if any, payable by such indemnified party as a result of the receipt of such payments, in each case subject to the limitations on indemnification contained in Section 9.2(b). In either case, the amount shall be reasonably determined by the indemnified party taking into account actual Tax savings and actual additional Taxes realized or incurred or to be realized or incurred during the taxable period in which such indemnity payment accrues and prior periods; provided that such amount shall be further adjusted if actual Tax savings and actual additional Taxes are incurred in any subsequent periods. All such calculations shall be subject to the reasonable review of the indemnifying party. Upon request by the indemnifying party, the indemnified party shall provide a certificate prepared by an independent accounting firm regarding actual Tax savings and/or actual additional Taxes incurred or realized in any given year. If an indemnity payment is made prior to the filing of relevant Tax returns, the amount shall be determined on an estimated basis. Proper adjustments shall be made if the actual Tax savings or actual additional Taxes differ from the estimated amount. Any indemnity payment made pursuant to
Section 9.1(a) or (b) shall, to the extent permitted by law, be treated by Buyer, Seller and the Company as an adjustment to the Purchase Price.

          (g)  Subrogation.  Upon making payment for an indemnification claim
               -----------
pursuant to this Article IX, so long as all indemnified parties shall have been paid in full for all Losses due under Section 9.1 and 9.2 with respect to such indemnification claim, the indemnifying party shall be subrogated, to the extent of such payment, to any rights which the indemnified party may have against any other parties with respect to the subject matter underlying such indemnification claim.

          (h)  Post-Closing Liability.  Seller acknowledges and agrees that,
               ----------------------
after the Closing, neither the Company nor any Subsidiary shall have any obligation or liability to indemnify Seller on account of any Buyer Claim, and Seller shall not have any right of contribution against the Company or any Subsidiary with respect to any Buyer Claim.

     9.3  Tax Matters
          -----------

          (a) Buyer shall cause the Company to prepare and file all Returns that are not filed as of the Closing Date. Any such Returns (i) in respect of income Taxes for periods which begin before the Balance Sheet Date and (ii) in respect of Taxes other than income Taxes for periods which begin before the Closing Date, shall in all cases be prepared in a manner consistent with the Company's or relevant Subsidiaries' prior practice (including elections), except as otherwise required by law. Subject to the foregoing, Buyer shall cause the Company to reasonably determine the contents of such Returns. At the request of Seller, Buyer shall provide Seller with copies of such Returns at least ten days prior to the filing thereof for Seller's reasonable review and reasonable consent.

          (b) Seller and Buyer agree to give prompt notice to each other of any proposed adjustment to Taxes for periods or portions thereof ending on or prior to the Closing Date.

          (c) Seller and Buyer agree to furnish or cause to be furnished to each other, upon request, as promptly as practicable, such information and assistance (including access to books and records) relating to the Company and the Subsidiaries as is reasonably necessary for the preparation of any Return, claim for refund or audit, and the prosecution or defense of any claim, suit or proceeding relating to any proposed adjustment. Buyer shall execute or cause to be executed and deliver or cause to be delivered any powers of attorney and other documents reasonably necessary to enable Seller (or its advisors) to take all actions in connection with Audits which Seller has the right to control (or jointly control) pursuant to Section 9.3(d) hereof.

          (d) Seller shall have the right (directly or through its advisors) to control the conduct of any audit or other proceeding (an "Audit") involving Taxes for which Seller may be obligated to indemnify Buyer or the Company provided that it notifies the Company or Buyer in writing of its intent to assume such control (it being understood that it may assume control after the commencement of any Audit). In the event that an Audit is under the control of Seller, Seller shall keep Buyer advised of the progress of the Audit and shall allow Buyer to participate in (but not control) the Audit at its own expense. Notwithstanding the foregoing (x) Seller shall not settle any Audit which settlement has an adverse affect on the Company's liability for Tax with respect to periods ending after the Closing Date (or in the case of income Taxes, periods ending after the Balance Sheet date) without Buyer's consent, which consent shall not be unreasonably withheld and (y) in the event that it is reasonably likely that such Audit will involve Taxes for which Seller is obligated to indemnify Buyer or the Company in excess of the maximum liability of Seller under Section 9.2(b) hereof, Buyer and Seller shall jointly control such Audit (it being understood that Buyer may assume such joint control after the commencement of the Audit in the event that such reasonable likelihood is established only after commencement of the Audit) and neither party shall settle such Audit without the consent of the other, which consent shall not be unreasonably withheld. In the event that Buyer controls any Audit for which Seller may be obligated to indemnify Buyer or the Company, (a) Buyer shall keep Seller fully advised of the progress of the Audit and shall allow Seller to participate in the Audit and (b) Buyer and the Company shall not settle such Audit without Seller's consent, which consent shall not be unreasonably withheld. Notwithstanding anything to the contrary, if any Audit involves a period that begins before and ends after the Closing Date (or in the case of income Taxes, the Balance Sheet Date), Buyer and Seller shall jointly control such Audit and neither party shall settle such Audit without the consent of the other party, which consent shall not be unreasonably withheld.

          (e) Seller and Buyer agree that, as of the Balance Sheet Date, the unallocated Tax reserve is as set forth on Schedule 9.3(e).


                                    ARTICLE X

                                  MISCELLANEOUS
                                  -------------

     10.1 Termination
          -----------

          (a)  Termination.  This Agreement may be terminated as follows:
               -----------

               (i)  By mutual written consent of Buyer and Seller at any time;

               (ii) By Buyer or Seller if the Closing shall not have occurred on or before July 31, 1996;

               (iii) By Buyer, if any event occurs which renders impossible in compliance with one or more of the conditions set forth Article VII hereof, which condition or conditions are not waived by Buyer;

               (iv) By Seller, if any event occurs which renders impossible compliance with one or more of the conditions set forth in Article VI hereof, which condition or conditions are not waived by Seller; and

               (v) By Seller on or after May 8, 1996, if by 5:00 p.m. New York City time on such date Buyer has not entered into the Commitment Letter and provided Seller with a copy thereof.

          (b)  Procedure Upon Termination.  In the event of termination of this
               --------------------------
Agreement pursuant to Section 10.1:

               (i) Each party shall redeliver all documents, work papers and other material of any other party relating to the transactions contemplated hereby, whether obtained before or after the execution hereof, to the party furnishing the same;

               (ii) All information received by any party with respect to the business of any other party or its Affiliates shall be subject to the terms of the Confidentiality Agreement; and

               (iii) All obligations of the parties hereto under this Agreement shall terminate, except for the obligations under this Section 10.1 and Sections 10.4, 10.9 and 10.11, and there shall be no liability of any party hereto to any other party and each party hereto shall bear its own fees, costs and expenses incurred by it or on its behalf in connection with the negotiation, preparation, execution and performance of this Agreement, provided that termination of this Agreement by Buyer or Seller pursuant to clause (iii) or (iv) of Section 10.1(a), respectively, by reason of intentional or knowing breaches of this Agreement shall not relieve the defaulting or breaching party (whether or not it is the terminating party) of liability for damages actually incurred by the other party.

     10.2 Assignment.  Neither this Agreement nor any of the rights or
          ----------
obligations hereunder may be assigned by any party without the prior written consent of all other parties to this Agreement. Without limiting the generality of the foregoing, the Company and Seller agree to the assignment by Buyer of its rights pursuant to this Agreement (a) to any Affiliate or subsidiary of Buyer, any partnership controlled by Buyer or any successor in interest to Buyer or (b) to any lender as collateral security, so long as (i) in the case of an assignment described in clause (a) (A) the representations and warranties of Buyer made herein (other than in Section 4.9) are equally true of such assignee and (B) such assignee shall execute a counterpart of this Agreement agreeing to be bound by the provisions hereof as "Buyer" and agreeing to be jointly and severally liable with the assignor and any other assignee for all of the obligations of the assignor hereunder and (ii) in the case of an assignment described in either clause (a) or (b), if such assignment has any adverse consequences to Seller (including, without limitation, any adverse tax consequences or any adverse effect on the ability of Buyer to consummate the transactions contemplated hereby), Buyer shall indemnify and hold Seller harmless against such adverse consequences, but no such assignment of this Agreement or any of the rights or obligations hereunder shall relieve Buyer of its obligations under this Agreement. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, and no other person shall have any right, benefit or obligation hereunder.

     10.3 Notices; Transfer of Funds.  All notices, requests, demands and other
          --------------------------
communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when received, if personally delivered; when transmitted, if transmitted by telecopy, upon receipt of telephonic or electronic confirmation; the day after it is sent, if sent for next day delivery to a domestic address by recognized overnight delivery service (e.g., Federal Express); and upon receipt, if sent by certified or registered mail, return receipt requested. In each case notice shall be sent to:

          If to the Company, addressed to:

               Krueger Acquisition Corporation
               c/o  Ringier America, Inc.
                    One Pierce Place
                    Suite 800
                    Itasca, Illinois 60143-1272
                    Attention:  Chief Financial Officer
                    Telecopy:  (708) 285-6642

          With a copy to:

               Fried, Frank, Harris, Shriver & Jacobson
               One New York Plaza
               New York, New York 10004
               Attention:   Paul Reinstein
               Telecopy:  (212) 859-4000

          If to Seller, addressed to:

               Ringier A.G.
               Dufourstrasse 23
               CH-8008
               Zurich, Switzerland
               Attention:  Martin Werfeli
               Telecopy:  011-41-6274-63215

          With a copy to:

               Mandelbaum & Schweiger
               516 Fifth Avenue
               New York, New York 10036
               Attention:   Gerard Mandelbaum
               Telecopy:  (212) 302-3412

          And a copy to:

               Fried, Frank, Harris, Shriver & Jacobson
               One New York Plaza
               New York, New York 10004
               Attention:   Paul Reinstein
               Telecopy:  (212) 859-4000

          If to Buyer, addressed to:

               World Color Press, Inc.
               101 Park Avenue
               New York, NY 10178
               Attention:  General Counsel
               Telecopy:  (212) 697-0219

          With a copy to:

               Latham & Watkins
               885 Third Avenue
               Suite 1000
               New York, NY  10022
               Attention:  Steven Della Rocca
               Telecopy:  (212) 751-4864

or to such other place and with such other copies as either party may designate as to itself by written notice to the others.

     10.4 Choice of Law.  This Agreement shall be construed, interpreted and the
          -------------
rights of the parties determined in accordance with the internal laws of the State of New York (without reference to its choice of law provisions). Seller hereby designates CT Corporation as its agent for service of process, which agent may be substituted at any time upon ten days' notice to Buyer, but which agent shall in no event be located outside the State of New York, and Seller irrevocably consents to the service of any and all process in any action or proceeding arising out of or relating to this Agreement by the delivery of such process to such agent. The parties hereto irrevocably submit to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York (or, if subject matter jurisdiction in that court is not available, in the Supreme Court of the State of New York, New York County) over any dispute arising out of or relating to this Agreement or any agreement or instrument contemplated hereby or entered into in connection herewith or any of the transactions contemplated hereby or thereby. Each party hereby irrevocably agrees that all claims in respect of such dispute or proceeding may be heard and determined in such courts. The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum in connection therewith. The parties hereto waive the right to a jury trial in connection with any suit, action or proceeding seeking enforcement of such party's rights under this Agreement.

     10.5 Entire Agreement; Amendments and Waivers.  This Agreement, the
          ----------------------------------------
Ancillary Agreements and the Confidentiality Agreement constitute the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties and, except as set forth in Article III of this Agreement or in the Ancillary Agreements, none of Seller, the Company or any Subsidiary is making any other representation or warranty to Buyer; provided that the forms of agreements and opinions attached hereto as Exhibits shall be superseded by the copies of such agreements and opinions executed and delivered by the respective parties thereto, the execution and delivery of such agreements and opinions by the parties thereto to be conclusive evidence of such parties' approval of any change or modification therein. No amendment, modification or alteration of the terms or provisions of this Agreement shall be binding unless the same shall be in writing and duly executed by the parties hereto, except that any of the terms or provisions of this Agreement may be waived in writing at any time by the party which is entitled to the benefits of such waived terms or provisions. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

     10.6 Multiple Counterparts.  This Agreement may be executed in one or more
          ---------------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     10.7 Invalidity.  In the event that any one or more of the provisions
          ----------
contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

     10.8 Titles.  The titles, captions or headings of the Articles and Sections
          ------
herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

     10.9 Publicity.  No party shall issue any press release or make any public
          ---------
statement regarding the transactions contemplated hereby, without the prior approval of the other party, and the parties hereto shall issue a mutually acceptable press release as soon as practicable after the execution and delivery of this Agreement; provided that nothing herein shall be deemed to prohibit any party from making any disclosure which its counsel deems necessary in order to fulfill such party's disclosure obligations imposed by law; and provided further that each such party shall, to the extent reasonably practicable, afford the other parties the opportunity to review such proposed legally required disclosure.

     10.10     Confidential Information.  The parties acknowledge that the
               ------------------------
transaction described herein is of a confidential nature and shall not be disclosed except to consultants, advisors, lenders or other financial sources and Affiliates, or as required by law, until such time as the parties make a public announcement regarding the transaction as provided in Section 10.9. In connection with the negotiation of this Agreement, the preparation for the consummation of the transactions contemplated hereby, and the performance of obligations hereunder, each party acknowledges that it will have access to confidential information relating to the other party. Each party shall treat such information as confidential, preserve the confidentiality thereof and not disclose such information, except in accordance with the terms and conditions of the Confidentiality Agreement. Notwithstanding the foregoing, Buyer may disclose this Agreement and the information and data in Buyer possession in connection herewith to the lenders under the Credit Agreement, dated as of March 6, 1995, among Printing Holdings, L.P., Buyer, the lenders party thereto and Bankers Trust Company, as Agent, as the same may be modified or amended, or any successor agreement thereto, subject to the lenders agreeing to be bound by the terms of the Confidentiality Agreement.

     10.11     Fees and Expenses
               -----------------

          (a)  The Company and Seller.  Subject to Section 10.1(b)(iii),
               ----------------------
concurrently with the Closing, Seller shall pay all of the fees, costs and expenses incurred by Seller, and Seller shall pay or reimburse all out-of-pocket fees, costs and expenses (other than normal overhead expenses and reimbursement for salaries and employee benefits) incurred by the Company, in each case incident to or in connection with the negotiation, preparation, execution, delivery and performance of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby, including, without limitation, legal, investment banking and accounting expenses.

          (b)  Buyer.  Subject to Section 10.1(b)(iii), Buyer shall pay all of
               -----
the fees, costs and expenses incurred by it incident to or in connection with the negotiation, preparation, execution, delivery and performance of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby.

     10.12     Remedies.  The rights and remedies of each party hereto set forth
               --------
herein and in the Escrow Agreement are cumulative of each other. Such rights and remedies are the exclusive rights and remedies of each party, except with respect to every other right or remedy such party may otherwise have at law or in equity with respect to any claim under federal, state, local or foreign law for fraud or any other similar claim the basis of which is the intentional misrepresentation of one person or entity by another. The exercise of one or more of such rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of such other rights or remedies.

     10.13     Representation of Counsel; Mutual Negotiation.  Each party has
               ---------------------------------------------
been represented by counsel of its choice in negotiating this Agreement. This Agreement shall therefore be deemed to have been negotiated and prepared at the joint request, direction and construction of the parties, at arm's length, with the advice and participation of counsel, and will be interpreted in accordance with its terms without favor to any party.

     10.14     Interpretive Provisions
               -----------------------

          (a) Whenever used in this Agreement, "to the best knowledge of the Company," "to the best knowledge of Seller" or " to the best knowledge of the Company and Seller" shall mean the actual knowledge of those persons listed on
Schedule 10.14(a), after due and diligent inquiry and "to the best knowledge of Buyer" shall mean the actual knowledge of those persons listed on Schedule 10.14(a).

          (b) The words "hereof," "herein," "hereby" and "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision hereof.

          (c) Accounting terms used but not otherwise defined herein shall have the meanings given to such terms under GAAP.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on their respective behalf, by their respective officers thereunto duly authorized, all as of the day and year first above written.


                                      BUYER:

                                      WORLD COLOR PRESS, INC.


                                      By:
                                           -----------------------------------
                                           Name:
                                                  ----------------------------
                                           Title:
                                                   ---------------------------


                                      COMPANY:

                                      KRUEGER ACQUISITION CORPORATION


                                      By:
                                           -----------------------------------
                                           Name:
                                                  ----------------------------
                                           Title:
                                                   ---------------------------


                                      SELLER:

                                      RINGIER A.G.


                                      By:
                                           -----------------------------------
                                           Name:
                                                  ----------------------------
                                           Title:
                                                   ---------------------------